UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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the Securities Exchange Act of 1934 (Amendment No.)

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Natus Medical Incorporated

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2021

Dear Natus Shareholders:

The Natus Board of Directors, management team and more than 1,420 Natus employees in 13 countries invite you to attend our 2021 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held via a virtual meeting on June 16, 2021 at 8:00 a.m. (PT).

Our Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/natus/2021. You will also be able to vote your shares electronically at the Annual Meeting. We intend to resume our historical practice of holding an in-person meeting next year.

The attached Notice of 2021 Annual Meeting of Shareholders and Proxy Statement includes further details about the business that will be conducted at our Annual Meeting. Shareholders may also access these materials at the Investor Relations page on our website at www.natus.com. We are excited about our future opportunities and look forward to reporting our progress in the year ahead.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote even if you previously submitted your proxy.

Sincerely,

Jonathan A. Kennedy

President & Chief Executive Officer

April 28, 2021

Dear Natus Shareholders:

Thank you for your investment in Natus Medical. Our over 1,420 employees are proud to make important products and devices that enhance patient care and the quality of life for people around the world.

It is a privilege to serve as your Board Chairperson. My Board colleagues and I thank everyone at the company for finding safe, creative and reliable ways to navigate the historic COVID-19 pandemic. This hard work allowed us to continue throughout 2020 to produce and provide the Natus products and services on which doctors and patients rely. With the One Natus effort generally complete, we enter 2021 as a strong, focused, and efficient company. We will provide high-quality medical devices and deliver value for all stakeholders for many years to come.

Your Board of Directors remains committed to ongoing refreshment. As part of this commitment, the Board actively reviews the needs of the company and the skills of our directors to ensure that the Board’s decisions are enriched by a diversity of experiences and perspectives. This will remain a focus in 2021.

2021 has started with enormous societal, health and economic challenges posed by the COVID-19 virus. For as long as it takes to overcome this threat - and well into the future - we are committed to being a strong partner to our communities, employees and their families, and the clinicians and patients we serve.

On behalf of the Natus Medical Board of Directors, thank you for your continued support.

Sincerely,

Barbara R. Paul, M.D.

Chairperson of Board

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS and notice regarding the availability of proxy materials

Date and Time:	Place*:
June 16, 2021 8:00 a.m. PT	Virtual Meeting Site: www.viewproxy.com/natus/2021

* Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and shareholders, our Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/natus/2021. You will also be able to vote your shares electronically at the Annual Meeting.

Proposals to be voted on at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”):

Proposal 1.	Election of seven director nominees named in the attached Proxy Statement to serve until either the 2022 annual meeting or until their respective successors are duly elected and qualified.
Proposal 2.	Approval of the 2021 Equity Incentive Plan.
Proposal 3.	Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement.
Proposal 4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

And any other business that properly comes before the meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Record Date: Shareholders who owned shares of our common stock at the close of business on April 19, 2021, are entitled to virtually attend and vote at the Annual Meeting. A complete list of these shareholders will be available during normal business hours for ten days prior to the Annual Meeting. A shareholder may examine the list for any purpose germane to the Annual Meeting. To inspect the list, please email our Investor Relations department at InvestorRelations@Natus.com. The list will also be available for examination during the Annual Meeting at www.viewproxy.com/natus/2021.

Your vote is important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting whether or not you expect to attend the Annual Meeting by live webcast.

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card or voting instruction form.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.

BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	VIRTUALLY Attend the 2021 annual meeting by live webcast and vote by ballot.

By Order of the Board of Directors,

Barbara R. Paul, M.D.

Chairperson of the Board of Directors

April 28, 2021

Important notice regarding the availability of proxy materials for the
2021 Annual Meeting of Shareholders to be held on June 16, 2021:
Our Proxy Statement and 2020 Annual Report to shareholders are available on the Internet at www.proxyvote.com

Natus Medical Incorporated     ▪     6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566     ▪     www.natus.com

Note Regarding Forward-Looking Statements:

This proxy statement contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, the expected benefits of recent and anticipated corporate governance initiatives and the Company’s strategies for driving growth and long-term value for our shareholders. These statements relate to current estimates and assumptions of our management as of the date of this proxy statement and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions, and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 outbreak on the Company’s business and results of operations, the ability of the Company to realize the anticipated benefits of corporate governance initiatives, its consolidation strategy and recent and anticipated governance initiatives, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Natus disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

PROXY SUMMARY

This summary highlights important information you will find in this Proxy Statement regarding Natus and the upcoming Annual Meeting. This summary does not contain all the information that you should consider. Please carefully review the complete Proxy Statement before you vote.

SHAREHOLDER VOTING PROPOSALS (Page 10)

Proposal		Board’s Voting Recommendation	Annual Meeting of Shareholders
Proposal 1:	Election of Directors	FOR ✓ each nominee	Date and Time: June 16, 2021 8 a.m. PT Place*: Virtual Meeting Site: http://viewproxy.com/natus/2021 Record Date: April 19, 2021
Proposal 2: Proposal 3:	Approval of the 2021 Equity Incentive Plan Advisory Vote to Approve Named Executive Officer Compensation	✓ FOR ✓ FOR
Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm	✓ FOR

* Our Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting http://viewproxy.com/natus/2021. You will also be able to vote your shares electronically at the Annual Meeting.

BOARD OF DIRECTORS (THE “BOARD”) (Page 13)

All of our current directors are standing for election at the Annual Meeting. The following chart provides key information on each of our current directors.

				Committee Membership
Directors	Year Appointed or Elected	Independent	Age	Audit Committee	Nominating & Governance Committee	Compensation Committee	Compliance & Quality Committee	Other Public Company Boards
Jonathan A. Kennedy President & Chief Executive Officer, Natus Medical Incorporated	2018	No	50					0
Alice D. Schroeder* Former Chair & Chief Executive Officer, WebTuner	2019	Yes	64	✓	✓C		✓	1
Thomas J. Sullivan* President & Chief Executive Officer, Spectrum Plastics Group	2019	Yes	57	✓		✓C		0

Natus Medical Incorporated | 2021 Proxy Statement	1

				Committee Membership
Directors	Year Appointed or Elected	Independent	Age	Audit Committee	Nominating & Governance Committee	Compensation Committee	Compliance & Quality Committee	Other Public Company Boards
Barbara R. Paul, M.D. Former Chief Medical Officer, Community Health Systems, Inc.	2016	Yes	67				✓	0
Lisa Wipperman Heine President & Chief Executive Officer, Precardia, Inc.	2018	Yes	57			✓	✓C	1
Joshua H. Levine President & Chief Executive Officer, Accuray Inc.	2018	Yes	62		✓ ✓			1
Ilan Daskal Executive Vice President & Chief Financial Officer, Bio-Rad Laboratories, Inc.	2020	Yes	55	✓ C	✓			0

*       Denotes an audit committee financial expert.

C      Indicates a Chairperson role on the committee.

Assuming the election of each of our director nominees, the following charts highlight our Board composition following the 2021 Annual Meeting:

CORPORATE GOVERNANCE HIGHLIGHTS

Natus believes that good corporate governance practices are essential to fostering shareholder relations and creating shareholder value.

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WHAT WE DO
✓	Proxy access rights permit a Natus shareholder (or a group of up to 20 of our shareholders), owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or 20% of the members of our Board for inclusion in our proxy statement.
✓	Special shareholders meetings can be called by shareholders owning at least 25% of our outstanding voting shares.
✓	Independent Board with six of our seven current and nominated directors meeting independence requirements (all but our Chief Executive Officer).
✓	Regular executive sessions of independent directors.
✓	Senior management succession planning considered annually or as requested by the Board.
✓	Active shareholder engagement We regularly meet with shareholders throughout the year, and we annually invite major shareholders to meet independently with our Board Chair.
✓	Regular board refreshment with five of six of our current independent directors joining the Board in the past three years.
✓	Annual Board and committee self-assessments.
✓	“Clawback” policy for performance-based compensation.
✓	Achieved gender equality on our Board. An equal mix of men and women serve as independent directors on the Board.
✓	Established Stock Ownership Guidelines for Directors and Executives.
✓	Independent Board Chair. Dr. Barbara Paul has served as Board Chair since June 2018 and has been heavily involved in the Company’s shareholder engagement process.
✓	Declassified board. We amended our Certificate of Incorporation in June 2019 to phase out the classified Board, and the Board is now fully declassified.
✓	No over boarding. Each of our independent directors serves on no more than one other public company boards and our CEO does not serve on any outside public company Boards.
✓	Strategic Plan Review and approval of the overall business strategy for the Company.

WHAT WE DON’T DO
✗	No shareholder rights plan (“poison pill”).
✗	No supermajority voting provisions in the Company’s organizational documents.
✗	No Cumulative voting. We eliminated the ability of shareholders to exercise cumulative voting in 2019.

COMMITMENT TO SHAREHOLDER ENGAGEMENT

Our Board and senior management are committed to engaging with our shareholders. Throughout the year, members of our senior management discuss our business, corporate governance and financial results with current and prospective shareholders. The feedback we collect from these discussions is shared with the Board and its committees and is incorporated into our decision-making processes. Our Board has established a formal shareholder outreach program. Represented by the Board chair, we annually reach out to our major shareholders and meet with all of those who are interested.

Natus Medical Incorporated | 2021 Proxy Statement	3

EXECUTIVE COMPENSATION (Page 30)

Summary

Natus Medical Incorporated is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages. Natus products are used in hospitals, clinics and laboratories worldwide. The primary objectives of our executive compensation program are to:

•	Attract and retain individuals with the skills and performance needed to achieve our business objectives;
•	Competitively reward and incentivize individuals over time; and
•	Align the short and long-term compensation of those individuals with the Company’s performance.

Compensation Program Highlights (Page 31)

Our Compensation Committee believes that the most effective executive compensation program is one that aligns executives’ interests with those of shareholders by rewarding the achievement of key performance goals, with the ultimate objective of improving shareholder value.

WHAT WE DO
✓	Link Pay to Performance. Annual cash bonus payouts are based on the achievement of challenging operating and financial performance goals. To further link executive compensation paid to performance attained, we include Market Stock Units (MSUs) and Performance Stock Units (PSUs) as part of our executive compensation program as described in further detail herein.
✓	Maintain Executive Stock Ownership Guidelines. Our named executive officers are subject to stock ownership guidelines that, following completion of a five-year phase-in period, will require them to hold shares of our common stock having a value ranging from 1.0x to 5.0x their annual base salary.
✓	Subject Incentive Compensation to our Clawback Policy. We maintain a clawback policy covering annual and long-term incentive compensation paid to our executive officers.
✓	Engage an Independent Compensation Consultant. Our Compensation Committee engages an independent compensation consultant to provide peer group analysis and market data.
WHAT WE DON’T DO
✗	Provide Excise Tax Gross-Ups. None of our named executive officers or other employees is entitled to a gross-up for any excise taxes on change in control-related compensation.
✗	Reprice Stock Options without Shareholder Consent. We are not permitted to reprice stock options without shareholder consent under our 2011 Stock Awards Plan.
✗	Provide Pension Benefits. We do not maintain any defined benefit pension plans.
✗	Pay Excessive Compensation. We target the total direct compensation (base salary, target annual bonus and target long-term equity awards) for our NEOs at the 50th percentile of the peer group market data.
✗	Provide Excessive Perquisites or Personal Benefits. We generally do not provide perquisites or personal benefits to our named executive officers.

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HUMAN CAPITAL

Overview

As of December 31, 2020, we had over 1,420 full-time employees, including approximately 700 employees located outside the United States.

We are organized by function, which includes Commercial activities with 705 employees (including Sales, Service & Marketing), Manufacturing Operations with 285 employees, Engineering with 172 employees, General and Administrative with 164 employees, and Quality and Regulatory Affairs with 102 employees. Our gender distribution of our employees is 37% women and 63% men.

We believe the relationship with our employees is strong as evidenced by the strong results in our semi-annual engagement survey and a low voluntary turnover rate of 9%.

As a global company, Natus drives continuous improvement in the diversity and inclusivity of our people ecosystem - employees, partners, and board of directors. Natus has an outreach program to recruit and promote our job opportunities to a broad range of organizations and hundreds of job boards with the intent of developing a diverse pool of qualified candidates.

Natus is committed to providing an inclusive work environment free of discrimination or harassment of any kind and is supported by policies, training and communications. Natus has an open and robust support system for employees to address any issues, concerns or complaints. We provide management escalation paths, Human Resources support systems and a confidential ethics hotline that is monitored by the Corporate Compliance Officer and the Board of Directors. As part of our onboarding process, all employees must go through training on the Natus Policies & Procedures and attest to our company code of conduct which outlines the standards for appropriate conduct and behavior.

Our principal human capital objectives are to attract, retain, motivate, and reward our employees to achieve results for our customers and us. To achieve these objectives, our human capital programs seek to:

•	Support skill building and prepare our employees for management/leadership capability through continuous learning;
•	Reward our employees through competitive total rewards intended to motivate our employees and promote well-being;
•	Continuously identify opportunities for development through regular employee input and engagement; and
•	Protect the safety, health and well-being of our employees around the world through implementing safety protocols

Continuous learning

We provide internal training to employees globally through our systematic learning platform. In addition, Natus provides extensive training resources to employees including an on-demand e-learning system with over 4,000 courses to support skill building in a wide variety of areas from technical/functional ability to management/leadership capability.

Total rewards

We strive to offer competitive equitable pay, paid time off, and other comprehensive and competitive global health and welfare benefits.

In 2020, we focused on adding wellness programs and services to encourage physical, mental and financial well-being. The principal purposes of our equity and cash incentive plans are to attract, retain, motivate and reward our employees to achieve results for our customers and Natus.

Natus Medical Incorporated | 2021 Proxy Statement	5

Employee input

We solicited employee feedback several times in 2020 to assess employee satisfaction, engagement, and identify opportunities for development. The overall employee survey response was positive with over 80% of our employees responding with high engagement levels relative to benchmarked companies. Employee feedback is also gathered through diverse employee roundtables and onboarding and exit surveys. We have also launched culture councils to help support, retain and attract employees. We recognize that a culture of inclusion makes us stronger. Providing appropriate forums where employees globally can share ideas and feedback is an important component of our diversity and inclusion efforts.

Health and safety

Protecting the safety, health, and well-being of our employees around the world is a key priority. Throughout the COVID-19 pandemic, we have remained focused on the health and safety of our employees by implementing new safety protocols. In addition to the new safety protocols, we trained employees and increased communications.

We provided personal protective equipment, required staff to wear masks, provided cleaning supplies, reconfigured work station layouts to increase physical distancing, implemented remote work where possible and enhanced our IT systems to facilitate working from home including enhanced cybersecurity.

Overall

Through our programs, processes and learning from our metrics, Natus builds on its strong foundation to empower our diverse workforce to grow and thrive.

COVID-19 Update

Healthcare providers and patients continue to depend on our products and services every day. As an essential supplier of healthcare products and services, all our manufacturing, engineering, sales and customer support functions remain fully operational and will continue to support customers with vital supplies, services and equipment.

While fully operational we’ve made the health and safety of our employees, our customers and our partners our top priority.

We have implemented safeguards including physical distancing practices, remote work and other measures consistent with specific regulatory requirements and guidance from health authorities.

We have reduced costs by reducing travel and discretionary expenses. We will continue to prioritize spending to allow continued investment in products and services that are key elements of our stated strategy for profitable growth in the years ahead.

6	Natus Medical Incorporated | 2021 Proxy Statement

NATUS MEDICAL INCORPORATED

PROXY STATEMENT FOR THE
2021 ANNUAL MEETING OF SHAREHOLDERS

GENERAL MEETING AND VOTING INFORMATION

Our Board is soliciting your proxy for use at the Annual Meeting to be held at 8:00 a.m. PT, on June 16, 2021, via live webcast at www.viewproxy.com/natus/2021.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. The meeting webcast will begin promptly at 8:00 a.m. PT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:00 a.m. PT and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

Unless the context otherwise requires, references in this Proxy Statement to “Natus,” the “Company,” “our,” “we,” “us,” and similar terms refer to Natus Medical Incorporated, a Delaware corporation.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders to be Held on June 16, 2021

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and 2020 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

The Notice and the Proxy Materials are first being made available to shareholders on the date of the notice of meeting.

Voting Proposals and Recommendations

The items of business scheduled to be voted on at the Annual Meeting and our Board’s recommendation on each item are as follows:

Proposal		Our Board’s Recommendation
Proposal 1.	Election of Directors	✔ FOR each nominee
Proposal 2. Proposal 3.	Approval of the 2021 Equity Incentive Plan Advisory Vote to Approve Named Executive Officer Compensation	✔ FOR ✔ FOR
Proposal 4.	Ratification of Appointment of Independent Registered Public Accounting Firm	✔ FOR

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. However, if other business properly comes before the Annual Meeting or any

Natus Medical Incorporated | 2021 Proxy Statement	7

postponement or adjournment thereof by or at the direction of our Board, our shareholders will be asked to consider and transact such other business.

Record Date and Shareholders List

The Board has fixed the close of business on April 19, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to the meeting. To inspect the list, please email our Investor Relations department at InvestorRelations@Natus.com. The list will also be made available during the Annual Meeting for inspection by any shareholder present at the virtual meeting.

Eligibility to Vote

You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the record date, April 19, 2021. At the close of business on that date, 34,095,000 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each shareholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

How to Vote

You may hold Natus’ shares in multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote EACH proxy card and voting instruction form that you receive.

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Broadridge Financial Solutions, Inc., you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	1. If you received a Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	2. If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	3. If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
Virtually	4. You may also vote electronically at the virtual Annual Meeting.

Shares Held in Street Name. If your shares are held in a brokerage account or by another nominee you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please submit your proxy promptly by the Internet or phone or by completing, dating, signing and returning the enclosed proxy card as promptly as possible in the accompanying reply envelope. If your shares are held in street name by a broker, trustee or other nominee and you do not instruct this nominee how to vote your shares, your shares will not be voted on any matter other than approval of appointment of our independent registered public accounting firm.

Broker Voting

Brokers holding shares of record for their customers are entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 4), without instructions from the beneficial owner of those shares. However, these brokers are generally not entitled to vote on certain non-routine matters, including the election of directors, amendments to our Restated Certificate of Incorporation, as amended and matters relating to equity compensation plans or executive compensation, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of KPMG LLP (Proposal 4).

8	Natus Medical Incorporated | 2021 Proxy Statement

If you are a beneficial owner and do not provide your broker or other shareholder of record with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

How Many Votes

You are entitled to one vote for each of our common shares that you owned on the record date. The accompanying Proxy Card indicates the number of shares that you owned on the record date.

Voting Deadline

If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. ET on June 15, 2021, the day before the Annual Meeting, in order for your shares to be voted at the Annual Meeting. If you are a shareholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting.

If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares.

Appointment of Proxies

The Board has appointed Jonathan A. Kennedy, President and Chief Executive Officer of the Company and Drew Davies, Executive Vice President and Chief Financial Officer to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not indicate how you want your shares to be voted on one or more items, your shares will be voted in accordance with the recommendations of our Board as set forth above under “Voting Proposals and the Recommendations of the Board.” With respect to any other matter properly presented at the Annual Meeting, or any adjournment or postponement thereof, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.

Revocation of Your Proxy

You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes your earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your broker, trustee or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Any change to your proxy or voting instructions that is provided by telephone or the Internet must be submitted by 11:59 p.m. ET on June 15, 2021.

Quorum

Holders of a majority of shares of our common stock issued and outstanding and entitled to vote as of the record date must be present in person or represented by proxy to meet the quorum requirement pursuant to our Bylaws for holding the Annual Meeting and transacting business. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Required Vote for Each Proposal

The following summary describes the vote required to approve each of the proposals at the Annual Meeting.

Natus Medical Incorporated | 2021 Proxy Statement	9

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes
Proposal 1.	Election of Directors	Majority of votes cast (“for” votes must exceed the number of “against” votes in an uncontested director election)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)
Proposal 2.	Approval of the 2021 Equity Incentive Plan	Majority votes cast (“for” votes must exceed the number of “against” votes)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)
Proposal 3.	Executive Compensation (Advisory)	Majority votes cast (“for” votes must exceed the number of “against” votes)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)
Proposal 4.	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast (“for” votes must exceed the number of “against” votes)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)

Proxy Solicitation Costs

Natus is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

10	Natus Medical Incorporated | 2021 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

General. Our Board currently consists of seven directors. All of our current directors will be standing for election at the Annual Meeting. All elected directors will serve one-year terms.

Each of our directors brings a unique perspective to our Board. For example, Dr. Paul brings the perspective of a physician to the Board and also brings insight into quality measures and reporting, as well as federal government regulation and hospital-practitioner relationships. Mr. Levine has extensive experience with creating and unlocking strategic value for the companies he has led, and Ms. Wipperman Heine is a medical device industry veteran with a strong track record and expertise in regulatory affairs that spans 25+ years. Additionally, Ms. Schroeder brings decades of Wall Street experience, and Mr. Sullivan further enhances our Board through his expertise in managing medical device companies. Finally, Mr. Daskal brings extensive financial and operational experience to the Board.

The Board has nominated Jonathan A. Kennedy, Barbara R. Paul, Alice D. Schroeder, Thomas J. Sullivan, Ilan Daskal, Lisa Wipperman Heine and Joshua H. Levine for election to the Board, to serve until the 2022 annual meeting of shareholders. In an uncontested election, our Bylaws require directors to be elected by the majority of the votes cast with respect to such director. This means that the number of shares voted “For” a director must exceed the number of votes “Against” that director. Under our Board Governance Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating & Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board within 90 days from the date the election results are certified whether to accept the resignation. Our Board will consider such recommendation promptly and publicly disclose its decision with respect to such resignation. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting that nominee will not become a director. There are no family relationships among our executive officers and directors.

Policy for Director Recommendations and Nominations. Listed below are the minimum qualifications that the Nominating & Governance Committee believes must be met by all Board nominees:

•	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, health care, and technology, and in areas that are relevant to our global activities;
•	Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus Board; and
•	Director nominees must have demonstrated a history of good business judgment and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good independent directors of a public company.

The following are specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Company’s directors to possess:

•	Experience as an independent director of a publicly-traded company or the governance of publicly-traded companies;
•	Proven ability to understand the dynamic between management and Board members, and to effectively manage that dynamic for the benefit of the Company;
•	Experience with Wall Street, transactions, and managing operations; and
•	Some understanding of the medical device market.
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The Nominating & Governance Committee will evaluate potential nominees. Members of the Nominating & Governance Committee, as well as other members of the Board, will interview those candidates that are nominated by the Committee. The full Board votes to approve nominees after considering the recommendation of the Nominating & Governance Committee. We recognize the value in diversity on our Board, and the Nominating & Governance Committee strives to nominate directors with a variety of complementary skills and diversity so that, as a group, the Board will possess the appropriate talent, skills, diversity, and expertise to oversee our business. The Nominating and Governance Committee has an ongoing search to add key skills and ethnic diversity to our Board of Directors. We have successfully engaged a number of excellent candidates in the process but have not yet been successful in the process. We will continue our recruitment efforts, reviewing our qualifications and expanding the outreach until we meet our objective.

The Nominating & Governance Committee will consider qualified candidates for director nominees suggested by the Company’s shareholders. Shareholders can suggest qualified candidates for director nominees by writing to BoardofDirectors@natus.com; or mail to the Chair of our Nominating & Governance Committee, or to our Chairperson of the Board, care of Corporate Secretary, 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566. Submissions received that meet the criteria described above are forwarded to the Nominating & Governance Committee for further review and consideration. The Nominating & Governance Committee does not intend to evaluate candidates proposed by shareholders any differently than other candidates.

Assuming the election of each of our director nominees, the following charts highlight the Board composition following the 2021 Annual Meeting:

Skills and Qualifications of Our Directors
Medical Technology Industry Experience	Strategic Business Development	Corporate Governance
Regulatory and Compliance	Senior Leadership	Operations Management
Innovation/Technology	Finance and Financial Industry	Financial Reporting
Mergers and Acquisitions	Risk Management	Research and Development

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The following matrix highlights our current Board’s diverse range of qualifications and skills:

Board Members		Barbara R. Paul, M.D. Chair of the Board Former Chief Medical Officer, Community Health Systems, Inc.	Jonathan A. Kennedy President & CEO Natus Medical Inc.	Ilan Daskal Executive VP & CFO, Bio-Rad Laboratories, Inc.	Lisa Wipperman Heine President & CEO PreCardia Inc.	Joshua H. Levine President & CEO, Accuray, Inc.	Alice D. Schroeder Former Chair & CEO, WebTuner Corp	Thomas J. Sullivan President & CEO, Spectrum Plastics Group
DEMOGRAPHICS	Start Date	2016	2018	2020	2018	2018	2019	2019
	Age	67	50	55	57	62	64	57
	Gender	F	M	M	F	M	F	M
GENERAL	Concurrent fulltime position		✓	✓	✓	✓		✓
	Other Public Co. Board Exp.	✓	✓	✓	✓	✓	✓	✓
BUSINESS	Public Co. CEO		✓			✓		✓
	Global		✓	✓	✓	✓	✓	✓
	Commercial Operations		✓	✓	✓	✓		✓
	Regulatory / Govt. Affairs	✓			✓		✓
FINANCE	Finance / Accounting		✓	✓			✓
	Public Co. CFO		✓	✓
	M&A		✓	✓	✓	✓		✓
	Risk			✓			✓	✓
	R&D			✓	✓			✓
HEATHCARE	Physician	✓
	Payor	✓
	Compliance	✓				✓	✓	✓
	Providers	✓	✓		✓	✓	✓	✓
TECHNOLOGY	High Tech		✓	✓			✓
	Medtech		✓	✓	✓	✓		✓
Biotech

Natus Medical Incorporated | 2021 Proxy Statement	13

BIOGRAPHIES OF DIRECTOR NOMINEES

Jonathan A. Kennedy Age: 50 Director Since: 2018
Select Professional Experience and Highlights	Education and Other Certifications

•     Natus Medical Incorporated

–    President & Chief Executive Officer since 2018

–    Member of the Board since 2018

–    Executive Vice President & Chief Financial Officer from 2016 to 2018

–    Senior Vice President & Chief Financial Officer from 2013 to 2016

•     Intersil Corporation

–    Senior Vice President & Chief Financial Officer from 2009 to 2013

•     M.S. Accounting, University of Central Florida

•     B.S.B.A. Accounting, University of Central Florida

Select Qualifications and Skills

Mr. Kennedy has a deep understanding of Natus’ business operations, which he’s developed through his role as our Chief Executive Officer and, previously, as our Chief Financial Officer. He has diverse experience leading both technology and medical device companies, spearheading acquisition integration efforts and developing and implementing cost reduction initiatives on an international scale.

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Barbara R. Paul, M.D. Age: 67 Director Since: 2016 Natus Board Roles • Chairperson of the Board • Compliance & Quality Committee Member

Select Professional Experience and Highlights

•     Natus Medical Incorporated

–    Chairperson of the Board since 2018

•     Community Health Systems (CHS)

–    Senior Vice President & Chief Medical Officer from July 2007 to January 2015

•     Beverly Enterprises, Inc. (now Golden Living, Inc.)

–    Senior Vice President & Chief Medical Officer from 2004 to 2006

•     Centers for Medicare & Medicaid Services, CMS

–    Director of the Department of Quality Measurement & Health Assessment from February 1999 to February 2004

Education

•     M.D. Stanford University School of Medicine

•     B.S. University of Wisconsin – Madison

Select Qualifications and Skills

Dr. Paul brings the perspective of a physician, insight into quality measurement and improvement, knowledge of federal and state healthcare regulation and policy, experience operating and overseeing hospitals, and experience with Compliance programs to the Board.  Dr. Paul serves as an advisor and board member to healthcare companies. She is a board-certified internist, and her career is grounded by twelve years as a full-time primary care physician.

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Alice D. Schroeder Age: 64 Director Since: 2019 Natus Board Roles: • Chair of the Nominating & Governance Committee • Audit Committee Member • Compliance & Quality Committee Member

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Select Professional Experience and Highlights

•     Natus Medical Incorporated

–    Member of the Board since February 2019

•     Quorum Health Corporation

–    Member of the Board of Directors since 2017

–    Chair of the Audit Committee since 2017

–    Member of the Governance and Nominating Committee since 2017

•     WebTuner Corp.

–    Chief Executive Officer from 2014 to 2017

–    Chair of the Board of Directors from 2014 to 2017

•     Bank of America Merrill Lynch International

–    Member of the Board of Directors from 2016 to 2018

–    Chair of the Audit Committee from 2016 to 2018

–    Member of the Nominating and Governance Committee from 2016 to 2018

•     Cetera Financial Group

–    Member of the Board of Directors from 2012 to 2014

–    Chair of the Audit Committee from 2012 to 2014

•     Morgan Stanley:

–    Various including Managing Director from 2000 to 2009.

•     CIBC Oppenheimer and PaineWebber

–    Various including Managing Director from 1993 to 2000

•     Financial Accounting Standards Board

–    Project Manager from 1991 to 1993

•     Ernst & Young

–    Various including Staff Accountant and Auditing, Senior Manager from 1980 to 1991

Other Current Public Company Directorships

•     Prudential plc

–    Member of the Board of Directors since June 2013

–    Member of the Audit Committee since June 2013

–    Member of Risk Committee since 2018

Education and Other Certifications

•     M.B.A. Finance, University of Texas at Austin

•     B.B.A. Finance, University of Texas at Austin

Select Qualifications and Skills

Ms. Schroeder joined the Natus Board with a wealth of experience as a former CEO and chair of several audit committees. She also spent nearly two decades on Wall Street. She began her career as a Certified Public Accountant with Ernst & Young and spent two years as a project manager at the Financial Accounting Standards Board, overseeing the issuance of several key accounting standards for the insurance industry. Ms. Schroeder is the author of the #1 New York Times and Wall Street Journal Bestseller The Snowball: Warren Buffett and the Business of Life.

Natus Medical Incorporated | 2021 Proxy Statement	17

Thomas J. Sullivan Age: 57 Director Since: 2019 Natus Board Roles: • Chair of the Compensation Committee • Audit Committee Member

Select Professional Experience and Highlights

•     Natus Medical Incorporated

–    Member of the Board since February 2019

•     Spectrum Plastics Group

–    President & Chief Executive Officer since December 2020

–    Member of the Board of Directors since December 2020

•     A&E Medical Corporation

–    President & Chief Executive Officer from July 2018 to December 2020

–    Member of the Board of Directors from July 2018 to December 2020

•     Symmetry Surgical, Inc.

–    President & Chief Executive Officer from 2014 to 2018

Member of the Board of Directors from 2014 to 2018

•     Span-America Medical Systems Inc.

–    Member of the Board of Directors from 2015 to 2017

–    Chair of the Governance Committee from 2016 to 2017

•     Symmetry Medical, Inc.

–    President & Chief Executive Officer from 2011 to 2014

–    Member of the Board of Directors from 2011 to 2014

Education and Other Certifications

•     M.B.A. and Palmer Scholar, Strategic Management and Management Information Systems, The Wharton School

•     B.S. Computer Science and Applied Mathematics, University of Pittsburgh

•     Certified Governance Fellow of the National Association of Corporate Directors

Select Qualifications and Skills

Mr. Sullivan brings the perspective of a current global medical device CEO as well as that of a former CEO of two publicly traded companies and an independent director of a third. Mr. Sullivan’s qualifications to serve on our Board include his broad healthcare experience, operational / manufacturing skills, strategic planning, and business execution. In addition, Mr. Sullivan brings global expertise in the medical technology industry from years of experience as a global executive at Johnson & Johnson including several President roles at the Supply Chain & Business Process Division of J&J Health Care Systems Inc., DePuy Orthopaedics, Inc. and J&J Medical Products Canada.

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Ilan Daskal Age: 55 Director Since: 2020 Natus Board Roles: • Chair of the Audit Committee • Nominating & Governance Committee Member

Select Professional Experience and Highlights

•     Natus Medical Incorporated

      –    Member of the Board since March 2020

•     Bio-Rad Laboratories, Inc.

–    Executive Vice President and Chief Financial Officer since April 2019

•     Lumileds

–    Chief Financial Officer from 2017 to 2019

•     Ixia, Inc.

–    Member of the Board of Directors from 2015 to 2017

–    Chair of the Audit Committee from 2015 to 2017

•     International Rectifier Corporation

–    Executive Vice President and Chief Financial Officer from 2008 to 2015

Education and Other Certifications

•     M.S. Finance, City University of New York

•     B.B. Accounting, Tel-Aviv College of Business

Select Qualifications and Skills

Mr. Daskal brings over 25 years of experience in senior financial roles and has held several CFO positions at both public and private companies that include Bio-Rad Laboratories, International Rectifier Corporation and Infineon. Mr. Daskal’s qualifications to serve on our Board include his breadth of experience in finance, operations, IT, as well as mergers and acquisitions, all in a global setting.

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BOARD MATTERS

Lisa Wipperman Heine Age: 57 Director Since: 2018 Natus Board Roles • Chair of the Compliance & Quality Committee • Compensation Committee Member

Select Professional Experience and Highlights

•     Natus Medical Incorporated

–    Member of the Board since 2018

•     PreCardia, Inc.

–    President & Chief Executive Officer since 2019

•     Miltralign, Inc.

–    Chief Operating Officer from 2015 to 2018

•     deArca Strategic Solutions, LLC

–    Founder and Principal from 2014 to 2015

Other Current Public Company Directorships

•     Surmodics Inc.

–    Member of the Board of Directors since 2017

–    Member of the Organization and Compensation Committee since 2017

–    Member of the Corporate Governance and Nominating Committee since 2017

Education

•    M.S. University of Manitoba

•    B.A. St. Olaf College

Select Qualifications and Skills

Ms. Wipperman Heine has also served in multiple leadership roles at Covidien, Inc. (formerly ev3, Inc., now Medtronic), including Global Vice President of Medical Affairs for Vascular Therapies. During her tenure at Covidien, she helped drive the strategy in support of a $1.7B business and was also responsible for leading the strategy and operations of Clinical Affairs, Healthcare Economics, Policy and Reimbursement and Medical Education functions. Ms. Wipperman Heine speaks frequently on healthcare matters and has published several articles in leading medical journals. In addition, she has served on various advisory boards, including the American Heart Association Go Red for Women Executive Leadership Team, and was previously an adjunct faculty member in the Medical Device graduate program of St. Cloud State University.

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BOARD MATTERS

Joshua H. Levine Age: 62 Director Since: 2018 Natus Board Roles • Compensation Committee Member • Nominating & Governance Committee Member

Select Professional Experience and Highlights

•     Natus Medical Incorporated

–    Member of the Board since 2018

•     Immucor Corporation

–    President & Chief Executive Officer from June 2011 to October 2011

–    Member of the Board of Directors from June 2011 to October 2011

•     Mentor Corporation

–    President & Chief Executive Officer from June 2004 to January 2009

–    Member of the Board of Directors from June 2004 to January 2009

Other Current Public Company Directorships

•     Accuray Incorporated

–    Member of the Board since 2012

–    President & Chief Executive Officer since 2012

Education

•     B.A. University of Arizona

Select Qualifications and Skills

Mr. Levine brings diverse, global healthcare industry experience and a strong track record of creating and unlocking strategic value for the companies he has led. Mr. Levine’s qualifications to serve on our Board include, among other skills and qualifications, his strategic business development skills, commercial leadership experience, and executive vision. In addition, Mr. Levine brings expertise in the medical device and medical technology industries from 10+ years of experience as a chief executive officer with two other publicly traded, small- and mid-size-cap medical device manufacturing companies.

THE BOARD RECOMMENDS

A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

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BOARD MATTERS

Corporate Governance Practices and Policies

Corporate Governance Highlights. Natus believes that good corporate governance practices are essential to fostering shareholder relations and creating shareholder value.

WHAT WE DO
✓	Proxy access rights permit a Natus shareholder (or a group of up to 20 of our shareholders), owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or 20% of the members of our Board for inclusion in our proxy statement.
✓	Special shareholders meetings can be called by shareholders owning at least 25% (recently decreased from 30% by an amendment to the Natus Bylaws in April 2019) of our outstanding voting shares.
✓	Independent Board with six of our seven current directors meeting independence requirements (all but our Chief Executive Officer).
✓	Regular executive sessions of independent directors.
✓	Senior management succession planning considered annually or as requested by the Board.
✓	Active shareholder engagement We regularly meet with shareholders throughout the year and we annually invite major shareholders to meet independently with our Board Chair.
✓	Regular board refreshment with five of six of our current independent directors joining the Board in the past three years.
✓	Annual Board and committee self-assessments.
✓	“Clawback” policy for performance-based compensation.
✓	Achieved gender equality for independent directors on our Board. An equal mix of men and women serve as independent directors on the Board.
✓	Established Stock Ownership Guidelines for Directors and Executives.
✓	Independent Board Chair. Dr. Barbara Paul has served as Board Chair since June 2018 and has been heavily involved in the Company’s shareholder engagement process.
✓	Declassified board. We amended our Certificate of Incorporation in June 2019 to phase out the classified Board, and the Board will be fully declassified in 2021.
✓	No over boarding. Each of our independent directors serves on no more than two other public company boards and our CEO does not serve on any outside public company Boards.

WHAT WE DON’T DO
✗	No shareholder rights plan (“poison pill”).
✗	No supermajority voting provisions in the Company’s organizational documents.
✗	No Cumulative voting. We eliminated the ability of shareholders to exercise cumulative voting in 2019.

Commitment to Shareholder Engagement. Your Board and senior management are committed to engaging with our shareholders. Throughout the year, members of our senior management discuss our business, corporate

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BOARD MATTERS

governance and financial results with current and prospective shareholders. The feedback we collect from these discussions is shared with the Board and its committees and is incorporated into our decision-making processes. Since our annual meeting in 2019, our Board has established a formal shareholder outreach program. Represented by the Board Chair, we annually reach out to our major shareholders and meet with all of those who are interested.

Director Independence. Natus’ Board Governance Guidelines provide that a majority of the directors on the Board must meet the independence requirements of the NASDAQ listing standards. The Board Governance Guidelines also provide that our Audit, Compensation and Nominating & Governance Committees consist only of independent directors. The Board has determined that, except for Mr. Kennedy, our Chief Executive Officer, each of our current directors has no material relationship with Natus (either directly or as a partner, shareholder or officer of another organization that has a material relationship with Natus) and is independent within the meaning of the Nasdaq Stock Market director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Natus (either directly or as a partner, shareholder or officer of an organization that has a material relationship with Natus) and is “independent” within the meaning of the Nasdaq director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC rules.

Board Leadership Structure. Our independent directors will annually elect a Chairperson of the Board (“Chairperson”), who may or may not be the Chief Executive Office of the Company. If the individual elected as Chairperson is the Chief Executive Officer, the independent directors shall also elect a Lead Independent Director. The Chairperson or Lead Independent Director, if any, shall perform such duties and exercise such powers as from time to time shall be prescribed in the Company’s Bylaws or by the Board; provided that the Chairperson or Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent directors. In addition, the Chairperson or Lead Independent Director, if any, shall facilitate information flow and communication among the directors and perform such other duties as may be specified by the Board. The Chairperson or Lead Independent Director, if any, will meet on a regular basis with the Chief Executive Officer to review and discuss the Company’s business and issues that may be appropriate for the Board to oversee.

The Board has determined that having an independent director serve as Chairperson is in the best interest of our shareholders at this time. Dr. Paul is currently designated as Chairperson of the Board, and, as such, she presides at the executive sessions of the Board. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations. The roles of Chief Executive Officer and Chairman of the Board have been separated since September 2004.

Board Composition. The Board has fixed the number of directors at seven.

The ages of our directors range from 50 to 67, with an average age of approximately 59. We believe in a balanced approach to director tenure that allows the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. Director lengths of service on the Board range from approximately one year to approximately eighteen years. After the 2021 meeting, the average tenure of our current Board will be approximately 2.7 years. Our Board gender diversity is 42.9%. None of our independent directors serves on more than one other public company board and our CEO does not serve on any outside boards.

Risk Oversight. Management continually monitors the material risks we face, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, the Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The Board performs these functions in a number of ways, including the following:

•	At its regularly scheduled meetings, the Board receives management updates on our business operations, financial results and strategy, and discusses risks related to the business;

•	Our Audit Committee assists the Board in its oversight of risk management by discussing with management our guidelines and policies regarding financial and enterprise risk management, including major risk exposures, and the steps management has taken to monitor and control such exposures;

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BOARD MATTERS

•	Through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks; and

•	The Company’s Quality and Compliance Committee receives regular reports from management regarding the management of the Company’s risk profile, as well as Company-wide compliance activities.

Board Meetings. During the year ended December 31, 2020, the Board held ten meetings. In 2020, our Board members attended 100% of all regularly scheduled meetings of the Board of Directors.

The Company expects, but does not formally require, its directors to attend annual meetings of shareholders. All of our current directors attended the 2020 annual meeting.

Board Governance Guidelines. The Board has adopted a set of Board Governance Guidelines to assist the Board and its committees in performing their duties and serving the best interests of the Company and its shareholders. The Board Governance Guidelines cover topics including, but not limited to, Board and committee responsibilities and functions, succession planning and director candidate selection criteria. The Board Governance Guidelines are available under the Governance page of our website at www.natus.com.

Succession Planning. As requested from time to time, but not less than annually, the CEO provides the Board with an assessment of senior managers and their potential to succeed him or her. The CEO and the Board also collaborate to assess persons considered potential successors to certain senior management positions.

Communicating with the Board. Any interested party who desires to contact any member of the Board, including the CEO or the non-management members of the Board as a group, may write to any member or members of the Board at: c/o Natus Medical Incorporated, 6701 Koll Center Parkway, Suite 120, Pleasanton, CA 94566. Shareholders may also communicate with the Board on a confidential basis by sending an email to BoardofDirectors@natus.com. Communications will be received by the Corporate Secretary of the Company and, after initial review and determination of the nature and appropriateness of such communications, will be distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.

Board Committees. The Board is permitted to establish committees as it deems appropriate. It is the general policy of the Company that the Board as a whole considers all major decisions. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these committees are the Audit Committee, Compensation Committee, Compliance & Quality Committee and Nominating & Governance Committee. The Nominating & Governance Committee recommends the members and chairs of these committees to the Board.

Audit Committee

Audit Committee Membership
Ilan Daskal, Chair
Alice D. Schroeder
Thomas J. Sullivan

Highlights:

•	Mr. Sullivan, Ms. Schroeder and Mr. Daskal are each “independent” and “audit committee financial experts” under the applicable rules of the Nasdaq Stock Market and the SEC.

•	The Audit Committee held nine meetings in 2020.

Purpose. Our Audit Committee oversees and monitors our financial reporting and disclosure processes, our financial statement audits, the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, and our internal accounting and financial controls. The Audit Committee also pre-approves audit and non-audit services, reviews, approves and monitors our Code of Business Conduct and Ethics with respect to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, and establishes procedures for receiving and handling complaints regarding accounting, internal accounting controls, or auditing matters.

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BOARD MATTERS

The full responsibilities of the Audit Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”

Compensation Committee

Compensation Committee Membership
Thomas J. Sullivan, Chair
Joshua H. Levine
Lisa Wipperman Heine

Highlights:

Each member is “independent” under the rules of the Nasdaq Stock Market, and a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee held seven meetings in 2020.

Purpose. Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs and for reviewing our general policies relating to compensation and benefits.

Under Delaware law and our Compensation Committee Charter, the Compensation Committee has the ability to delegate powers to a subcommittee of its members. The Board may also delegate the right to grant certain equity awards to one or more officers of the Company, provided that such officer may not make awards to himself or herself, and the Board has authorized our Chief Executive Officer to make aggregate grants not to exceed a specified threshold to employees who are not officers of Natus. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers, and participates in the discussions of executive compensation other than the Compensation Committee’s decision-making processes with respect to his compensation.

The Compensation Committee has retained the services of Willis Towers Watson as its independent compensation Consultant (“Compensation Consultant”). See “Compensation Discussion and Analysis Independent Compensation Consultant” for additional information regarding the Compensation Committee’s engagement of its Compensation Consultant.

The full responsibilities of the Compensation Committee are included in its written charter, which is posted on our website at www.natus.com.

Nominating & Governance Committee

Nominating & Governance Committtee Membership
Alice D. Schroeder, Chair
IIan Daskal
Joshua H. Levine

Highlights:

Purpose. The purpose of the Nominating & Governance Committee is to ensure that the Board is properly constituted to meet its fiduciary obligations to shareholders and Natus, and that Natus has and follows appropriate governance standards. The Nominating & Governance Committee held seven meetings in 2020.

The minimum qualifications that the Nominating & Governance Committee believes must be met by all Board nominees include:

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse

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BOARD MATTERS

experience at policy-making levels in business, health care, and technology, and in areas that are relevant to our global activities;

Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus Board; and

Director nominees must have demonstrated a history of good business judgment and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good independent directors of a public company.

The specific qualifications or skills that the Nominating & Governance Committee believes must be met by one or more of the Company’s directors include:

-	Experience as an independent director of a publicly-traded company or the governance of publicly-traded companied;

-	Proven ability to understand the dynamic between management and Board members, and to effectively manage that dynamic for the benefit of the Company;

-	Experience with Wall Street, transactions, and managing operations; and

-	Some understanding of the medical device market.

The Nominating & Governance Committee will collect and organize the data on potential nominees, and with the help of the Secretary of the Company will undertake initial due diligence evaluation into nominee qualifications and background. Members of the Nominating & Governance Committee, as well as the Chairperson of the Board and all Board members, will interview those candidates that are nominated by the Committee. The full Board votes to approve nominees after considering the recommendation of the Nominating & Governance Committee.

The Nominating & Governance Committee will consider Board candidates recommended by Board members, management, and security holders. Shareholders may submit their recommendations to the Chair of our Nominating & Governance Committee, or to our Chairperson of the Board, care of: Corporate Secretary, Natus Medical Incorporated, 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566; or email BoardofDirectors@natus.com.

A shareholder seeking to recommend a nominee to the Nominations & Governance Committee should provide the information required by our Bylaws for shareholders directly nominating a person for election as a director at a shareholders’ meeting. Shareholders may receive a copy of our Bylaws by making a written request to the Secretary of the Company. We did not receive any recommendations for nominees from shareholders for consideration in this Proxy Statement.

The full responsibilities of the Nominating & Governance Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”

Compliance & Quality Committee

Compliance & Quality Committee Membership
Lisa Wipperman Heine, Chair
Barbara R. Paul, M.D.
Alice D. Schroeder

Highlights:

Purpose. The purpose of the Compliance & Quality Committee is to assist the Board in its oversight of Natus policies and procedures on quality assurance, as well as regulatory and legal compliance.

The full responsibilities of the Compliance & Quality Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”

The Compliance & Quality Committee held four meetings during 2020.

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BOARD MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of April 19, 2021 by each shareholder known by the Company to own beneficially more than 5% of the Company’s common stock. Percent of beneficial ownership is based upon 34,095,000 shares of the Company’s common stock issued and outstanding as of April 19, 2021:

Principal Shareholder Name and Address	Total Shares Beneficially Owned	Percentage of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	5,729,715	16.8%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,789,002	8.2%
Victory Capital Management Inc.(3) 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144	2,009,623	5.9%

(1)       Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on January 25, 2021. The Schedule 13G/A indicates BlackRock, Inc. has sole voting power for 5,673,021 shares and sole dispositive power for 5,729,715 shares.

(2)      Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group, on its own behalf, on February 10, 2021. The Schedule 13G/A indicates The Vanguard Group has sole voting power for zero shares, shared voting power for 47,378 shares, sole dispositive power for 2,715,169 shares and shared dispositive power for 73,733 shares.

(3)       Based solely on information contained in the Schedule 13G/A filed with the SEC by Victory Capital Management Inc., on its own behalf, on February 9, 2021. The Schedule 13G/A indicates Victory Capital Management Inc. has sole voting power for 2,009,623 shares and sole dispositive power for 2,035,273 shares.

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 1, 2021 by (i) each of the NEOs (as named below); (ii) each of our directors; (iii) each of our director nominees; and (iv) all of our directors and executive officers as a group. Percent of beneficial ownership is based upon 34,098,035 shares of the Company’s common stock issued and outstanding as of March 1, 2021.

Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of March 1, 2021 pursuant to the exercise of stock options or the vesting of stock awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the shareholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Named Executive Officers, Executive Officers, Directors and Director Nominees:	Outstanding Shares Beneficially Owned	RSUs and Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Mr. Kennedy(1)	191,321	37,062	228,383	*
Dr. Paul(2)	24,558	0	24,558	*
Ms. Wipperman Heine(2)	15,998	0	15,998	*
Mr. Levine(2)	27,098	0	27,098	*
Mr. Daskal(3)	11,148	7,588	18,736	*
Ms. Schroeder(2)	15,051	0	15,051	*
Mr. Sullivan(2)	15,051	0	15,051	*
Mr. Davies(4)	61,248	0	61,248	*
Mr. Noll(5)	120,965	0	120,965	*
Dr. Chung(6)	171,453	0	171,453	*
All directors, director nominees and executive officers as a group (10 persons)	653,891	44,650	698,541	2.0%

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(1)	Includes 127,102 shares subject to a right of repurchase that expire as to 45,873 shares in 2022, 37,347 shares in 2023, 27,204 shares in 2024, and 16,678 shares in 2025.

(2)	Includes 7,120 shares subject to a right of repurchase by the Company that expires in 2021.

(3)	Includes 11,148 shares subject to a right of repurchase by the Company that expires in 2021.

(4)	Includes 49,471 shares subject to a right of repurchase that expire as to 5,961 shares in 2021, 18,089 shares in 2022, 12,128 shares in 2023, 8,409 shares in 2024, and 5,154 shares in 2025.

(5)	Includes 55,177 shares subject to a right of repurchase that expire as to 19,064 shares in 2022, 15,113 shares in 2023, 12,509 shares in 2024, and 8,491 shares in 2025.

(6)	Includes 35,781 shares subject to a right of repurchase that expire as to 12,566 shares in 2022, 9,715 shares in 2023, 8,042 shares in 2024, and 5,458 shares in 2025.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The biographical information regarding our current executive officers is set forth below, other than Mr. Kennedy, whose biographical information can be found under “Proposal 1—Election of Directors—Director Nominees”. None of the executive officers has any family relationship with any other executive officer or any of our directors.

B. Drew Davies, age 55. Mr. Davies has been Executive Vice President and Chief Financial Officer since October 2018. Prior to joining Natus, Mr. Davies served as Executive Vice President and Chief Financial Officer of Extreme Networks. Earlier in his career, Mr. Davies held Vice President and Corporate Controller positions at Marvell Semiconductor Inc., Cypress Semiconductor and Spansion, Inc. Prior to Spansion, Mr. Davies held executive finance and accounting positions at Intersil Corporation, Nanoconduction, Inc., STATSChipPac and Micron Technology. Mr. Davies holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science, Business Accounting degree from the University of Idaho.

Austin F. Noll, III, age 54. Mr. Noll has been Executive Vice President and Chief Commercial Officer since January 2019. Austin Noll joined Natus in August 2012 as the Vice President and General Manager, Neuro. Mr. Noll has over 28 years’ experience in the medical device industry. Mr. Noll most recently served as the President & CEO of Simpirica Spine, a California-based start-up company that developed and commercialized a novel device for spinal stabilization. Prior to joining Simpirica Spine, Mr. Noll was the President & CEO of NeoGuide Systems, a medical robotics company acquired by Intuitive Surgical in 2009. Prior to joining NeoGuide Systems, Mr. Noll held numerous positions at Medtronic over a 13-year period, where he served as the Vice President and General Manager of the Powered Surgical Solutions and the Neurosurgery businesses. Before Medtronic, he held sales positions at C.R. Bard and Baxter Healthcare. He received a Bachelor of Science degree in Business Administration from Miami University and a Master of Business Administration degree from the University of Michigan.

D. Christopher Chung, M.D., age 57. Dr. Chung has served as our Vice President of Quality, Regulatory Affairs and Chief Medical Officer since January 2019. Dr. Chung previously served as our Vice President of R&D and most recently as our Vice President Medical Affairs, Quality and Regulatory. Dr. Chung also served as our Medical Director from October 2000 to February 2003. From 2000 to 2007, Dr. Chung also served as a Pediatric Hospitalist at the California Pacific Medical Center in San Francisco providing patient care in the Neonatal Intensive Care Unit and Newborn Nursery. From 1997 to 2000, Dr. Chung trained as a pediatric resident at Boston Children’s Hospital and Harvard Medical School. From 1986 to 1993, Dr. Chung worked as an R&D engineer at Nellcor Incorporated, a medical device company that pioneered the development of pulse oximetry. Dr. Chung holds a Bachelor of Arts degree in Computer Mathematics from the University of Pennsylvania and a Doctor of Medicine degree from the Medical College of Pennsylvania-Hahnemann University School of Medicine. He is board certified in Pediatrics and is a Fellow of the American Academy of Pediatrics. Dr. Chung has also been awarded nine U.S. patents in the medical device field.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion And Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation program and the compensation awarded to, earned by or paid to our named executive officers in 2020. For 2020, our named executive officers were:

•	Jonathan A. Kennedy, our President and Chief Executive Officer;
•	B. Drew Davies, our Executive Vice President and Chief Financial Officer;
•	Austin F. Noll, III, our Executive Vice President and Chief Commercial Officer; and
•	D. Christopher Chung, M.D., our Vice President of Quality, Regulatory Affairs and Chief Medical Officer.

Executive Summary

Business Overview

We are a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages. Our product solutions are targeted toward three end markets:

•	Neuro, which includes products and services that provide diagnostic, therapeutic and surgical solutions in neurodiagnostics, neurocritical care and neurosurgery;
•	Newborn Care, which includes products and services for newborn care, including hearing screening, brain monitoring, eye imaging, jaundice management and various disposable newborn care supplies; and
•	Hearing & Balance, which includes products for hearing assessment and diagnostics, and hearing aid fitting, including computer-based Audiological, Otoneurologic and vestibular instrumentation for hearing care professionals.

Our products have been setting the standard for patient care for over 80 years and are trusted by medical professionals in university medical centers, public and private hospitals, physician offices, clinics, research laboratories, and other sites around the world.

2020 Business Highlights

As part of 2020 business strategy, we focused on our more profitable core medical device businesses. In January 2020, we completed the transition of our Peloton hearing screening services business to an external provider, simplified our supply chain and consolidated multiple distribution centers. While the COVID-19 pandemic had a major impact on our business, the strategic decisions, organizational changes and cost structure improvements that we have made over the last two years enabled us to manage through this challenging environment and emerge as a stronger and more efficient company. During 2020, despite the challenges of the pandemic, we generated over $34 million in operating cash, which allowed us to continue investing in new and refreshed products that we believe will drive our success in the future. During 2020, we released our new standard setting pediatric ocular imaging system, Retcam® Envision, and acquired Babybe GmbH and its patented remote mother-to-baby communication technology. We expect to continue to bring innovative new products and solutions to market in 2021.

Our Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

•	Attract Strong Executives. We believe that attracting strong, qualified executive talent is essential to achieving our business objectives and continuing our growth trajectory, and that offering competitive compensation is necessary to attract this talent. To that end, our Compensation Committee regularly

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

reviews compensation paid by our peer group companies and in the market in which we compete for talent and seeks to offer market competitive compensation to executive officers.

•	Retain Executive Talent. We operate in a market and in geographical areas where there is significant competition for executive talent and we view our executive compensation program as a key factor in our efforts to retain our executive team, who are important to our success in achieving our business objectives. To enhance retention, the long-term equity awards made to our executive officers are eligible to vest based on continued employment over multiple years and, for performance-based equity awards, our long-term performance. As described in further detail below, in 2020 we granted performance-based equity awards to all of our executive officers.
•	Link Compensation to Achievement of our Business Objectives. We believe that a significant portion of our executive officers’ compensation should be tied to the achievement of key business objectives in order to incentivize our executives to create shareholder value. Accordingly, the metrics for annual bonuses are based on our achievement of business goals and objectives and are only paid if certain pre-established business goals and objectives are achieved.
•	Incentivize Increases in Long-Term Shareholder Value. We believe that to effectively align the interests of our executive officers with those of our shareholders and properly incentivize them to drive long-term shareholder value, our executive officers should be impacted by changes in the value of our common stock over time. Accordingly, we grant our executives long-term equity awards on an annual basis and have adopted stock ownership guidelines that will require them to acquire and maintain specified levels of our common stock. To further link compensation paid to performance attained, MSUs, PSUs, and stock options were included in the executive compensation program for annual equity awards granted in 2020.

Characteristics of our Executive Compensation Program

Our executive compensation program includes several features that we believe are consistent with good corporate governance and align the interests of our named executive officers with those of our shareholders, including the following:

WHAT WE DO
✓	Link Pay to Performance. Annual bonus payouts are based on the achievement of operating and financial performance goals, with no discretionary adjustments for individual performance. To further link pay to performance, in 2020, we continued to grant PSUs and/or MSUs as part of our executive compensation program for annual long-term equity awards made to certain of our executive officers, as described in further detail herein.
✓	Maintain Executive Stock Ownership Guidelines. Our named executive officers are subject to stock ownership guidelines that, following completion of a five-year phase-in period, will require them to hold equity having a value ranging from 1.0x to 5.0x their annual base salary.
✓	Subject Incentive Compensation to our Clawback Policy. We have a clawback policy covering annual and long-term incentive compensation paid to our executive officers.
✓	Engage an Independent Compensation Consultant. Our Compensation Committee engages an independent compensation consultant to provide peer group analysis and market data.
WHAT WE DON’T DO
X	Provide Excise Tax Gross-Ups. None of our named executive officers or other employees is entitled to a gross-up for any excise taxes on change in control-related compensation.
X	Reprice Stock Options without Shareholder Consent. We are not permitted to reprice stock options without shareholder consent under our 2018 Equity Incentive Plan.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

X	Provide Pension Benefits. We do not maintain any defined benefit pension plans.
X	Pay Excessive Compensation. We target the total direct compensation (base salary, target annual bonus and target long-term equity awards) for our NEOs at the 50th percentile of the peer group market data.
X	Provide Excessive Perquisites or Personal Benefits. We generally do not provide perquisites or personal benefits to our named executive officers.

Our Compensation Setting Process

In General

Our Compensation Committee administers our executive compensation program and is responsible for all compensation decisions relating to our executive officers, including our named executive officers.

Compensation Consultant

For 2020, our Compensation Committee retained Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provides the Compensation Committee with advice on a broad range of executive and non-employee director compensation-related matters and its services included:

•	Apprising our Compensation Committee of compensation-related trends and market developments;
•	Providing updates on legal and regulatory developments;
•	Developing, reviewing and assessing our compensation peer group;
•	Providing data regarding the compensation practices of our peer group and other companies;
•	Assessing the market competitiveness of our executive and non-employee director compensation programs; and
•	Identifying potential changes to our executive and non-employee director compensation programs.

Willis Towers Watson attends meetings of our Compensation Committee on an as-requested basis. Our Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising this committee.

Peer Group and Comparison Data

Consistent with our compensation philosophy and objectives, our Compensation Committee believes that one of its primary responsibilities is to maintain an executive compensation program that attracts and retains qualified executives and believes that providing market-competitive compensation is essential to fulfill its responsibilities. In determining compensation for our executive officers, our Compensation Committee considers compensation paid by companies that we believe to be the competitors with which we compete for executive talent. Our Compensation Committee works with Willis Towers Watson to identify an appropriate peer group for compensation comparison purposes. When determining our peer companies, we focus on companies in our industry with generally similar revenues and, to a lesser extent, market capitalization. The 2020 peer group consisted of the following companies:

2020 Peer Group
Accuray Incorporated	AngioDynamics, Inc.	Avanos Medical, Inc.	CONMED Corporation
CyroLife, Inc.	Globus Medical, Inc.	Haemonetics Corporation	Insulet Corporation
Lantheus Holdings, Inc.	Merit Medical Systems, Inc.	Nevro Corp.	NuVasive, Inc.
Omnicell, Inc.	Penumbra, Inc.	Quidel Corporation	[intentionally left blank]

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

In addition to proxy data from companies in our peer group, our Compensation Committee also reviews data from compensation surveys covering the primary markets and locales in which the Company operates. Our compensation consultant combines this peer group and survey data to create a market composite and considers this composite to be reflective of the market for purposes of reviewing and assessing the compensation of our named executive officers.

2020 Annual Meeting Say-on-Pay Vote

At our 2020 Annual Meeting, shareholders approved, on an advisory basis, the compensation of our named executive officers for 2019, with approximately 93% of the votes cast voting in favor of the proposal compared to 94% approval for the 2019 Annual Meeting. Our Compensation Committee considered the favorable results of say-on-pay vote at our 2020 Annual Meeting in maintaining the general design of our executive compensation program.

Role of Management

Each year, our Chief Executive Officer, working with other members of Human Resources management, prepares recommendations relating to the compensation of our executive team and the performance metrics and goals to be used under our annual bonus plans. In formulating these recommendations, our Chief Executive Officer also provides his assessment of the other executive officers’ performance. Our Chief Executive Officer attends Compensation Committee meetings but is not present for discussions regarding the determination his own compensation and does not recommend or approve his own compensation.

Factors Considered in Determining Compensation

In order to attract and retain executive talent, each component of our executive compensation program must be in line with the market for executive talent. In determining the compensation paid or awarded to our executive officers, our Compensation Committee reviews peer group and other market data, as described above, and considers market compensation practices. For our executive officers, base salaries, annual bonuses and long-term equity awards at grant were generally targeted at the 50th percentile of the market for 2020, assuming target level performance. However, in determining the compensation for our executive officers, market data is only one factor considered by our Compensation Committee. The Compensation Committee also takes into consideration, among other factors, recommendations by our Chief Executive Officer, retention and internal pay equity, the executive’s individual experience and performance, our corporate performance, the results of our most recent say-on-pay vote and industry trends.

Elements of Compensation

Our executive compensation program primarily consists of cash compensation in the form of salary and annual bonuses and long-term equity awards.

Base Salary

We believe that providing a competitive base salary is essential to attract and retain executive talent in the competitive market in which we operate. The base salaries for our named executive officers were initially established when the named executive officer began employment with us. Each year our Compensation Committee reviews and determines the base salaries for our named executive officers, taking into consideration the factors described above.

The table below sets forth the 2019 and 2020 annual base salary for each of our named executive officers.

Executive	2020 Annual Base Salary	2019 Annual Base Salary
Jonathan A. Kennedy	$689,000	$650,000
B. Drew Davies	$464,600	$450,000
Austin F. Noll, III	$432,600	$420,000
D. Christopher Chung, M.D.	$366,300	$360,000

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Annual Bonus

We believe that a substantial portion of the cash compensation that our executive officers are eligible to receive should be directly tied to our performance. Our annual bonus plan are designed to incentivize and reward the achievement of key strategic and financial performance goals that we believe are important for our success and will drive increases in shareholder value. Our Compensation Committee determines the performance metrics and goals for our bonus plans annually. They are primarily based on our annual business plan and adjusted after receiving the recommendations of our Chief Executive Officer as described above. Our Compensation Committee strives to set challenging, but achievable, performance goals that it believes will promote the attainment of the short-term business objectives reflected in our annual business plan while also supporting our longer-term business objectives and driving increases in shareholder value.

Target and Actual Cash Bonus Awards

	2020 Target		2020 Actual		2019 Target		2019 Actual
	(%)(1)	$	(%)(2)	$	(%)(1)	$	(%)(2)	$
Jonathan A. Kennedy	100%	$689,000	52.5%	$361,725	100%	$650,000	95%	$617,760
B. Drew Davies	65%	$464,600	52.5%	$158,545	65%	$450,000	95%	$277,992
Austin F. Noll, III	65%	$432,600	52.5%	$147,625	65%	$420,000	95%	$259,459
D. Christopher Chung, M.D.	50%	$366,300	52.5%	$96,154	50%	$360,000	95%	$171,072

(1) Percentage of annual base salary

(2) Percentage of target bonus

For the 2020 bonus plan, the Compensation Committee established four strategic operational goals and an operating margin financial goal as shown in the “2020 Strategic and Financial Goals” table below.

Each of the four strategic goals had a weighting of 10% towards the total incentive achievement. The operating margin financial goal had a weighting of 60% towards the total incentive achievement. Our Compensation Committee believes that this relative weighting provides the appropriate balance between achievement of strategic operational goals and near-term financial achievement.

Each of the strategic goals and the operating margin financial goal had performance achievement ranges between 0% and 200%. However, the operating margin financial goal at target was set as a threshold goal in order for any of the strategic goals to pay out higher than their 100% target.

In August 2020, the Compensation Committee approved a three-part goal as a replacement for the operating margin financial goal as the threshold metric required for any of the operational goals to payout above 100%. The Committee’s decision was based on the Company’s efforts to mitigate the negative financial impacts caused by the COVID-19 pandemic and the Committee’s desire to retain a meaningful incentive for the executive team to achieve the operational goals while striving to achieve optimal financial results in light of the pandemic without sacrificing future growth. The replacement threshold goal is shown in the table below.

Based on the total achievement of the 2020 cash bonus plan, each of our executive officers earned 52.5% of their annual target amounts.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

2020 Operational and Financial Goals

Goal	Target Weighting	Measurement Criteria	Achievement	Payout %
Reduction of three manufacturing locations in order to reduce supply chain complexity, manufacturing overhead costs and improve our margins.	10%	Number of locations reduced: 1 equals 50%; 2 equals 100%; 3 equals 200%	Three manufacturing locations were closed during 2020 resulting in 200% achievement	10% target multiplied by 200% achievement equals 20% potential payout. (1)Payout was limited to 16.7%
Completion of two critical milestones related to achieving compliance to the new European medical device regulations (MDR) and the completion of two critical milestones related to completing significant design remediation for certain products. The achievement of these goals is critical to continued ability to sell certain products.	10%

Completion of each MDR related milestone equals 25% achievement prorated for the total number of products made ready for MDR subject to a minimum threshold of 50%.

Completion of each remediation project equals 25% achievement

Completion of both the MDR related goals and the remediation goals would allow for an additional 100% achievement for the goal group.

The European MDR requirements were delayed due to the COVID-19 pandemic. As a result, the company reprioritized the completion of the MDR milestones and did not complete them as planned. As such, there was no incentive achieved.

The Company fully completed one of the remediation milestones and therefore achieved 25% of the goal.

				10% target multiplied by 25% achievement equals 2.5% payout.
Develop a long-term strategic roadmap for the development of a cloud-based product offering including product prioritization. The achievement of this goal is critical to our long-term product innovation plans to ensure the competitiveness of our products.	10%	Completion of the roadmap by: March 2020 equals 200% achievement; June 2020 equals 100% achievement.	The cloud based strategic roadmap was completed by March and therefore achieved 200% of the goal.	10% target multiplied by 200% achievement equals 20% potential payout. (1)Payout was limited to 16.7%
Implement a comprehensive employee development program with specific goals for each employee. The achievement of this goal is important to the development of our employees and their contribution to our success.	10%

Percentage of employees establishing development plans by March 2020 and completing biannual plans review with management during the year: 70% equals 50% achievement, 85% equals 100%achievement, 95% equals 200% achievement.

			98% of our employees established personal development plans by March and held two management reviews evaluating progress to their plans during the year. Therefore, we achieved 200% of the goal.	10% target multiplied by 200% achievement equals 20% potential payout. (1)Payout was limited to 16.7%

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Achieve non-GAAP operating margin goals.	60%	Non-GAAP Operating Margin: 14% equals 50% achievement; 14.5% equals 100% achievement, 16% equals 200% achievement	We reported a 4.5% non-GAAP operating margin for 2020. Therefore, no incentive payout was achieved for this goal.	60% target multiplied by 0% achievement equals 0% payout.

Three-part replacement threshold goal:

-     Maintain positive cash flow for the full year 2002

-     Commercial release and first sale of our new Retcam® Envision product

-     First subscription-based transaction for certain products

	N/A		Our Compensation Committee determined that as a result of achieving two of the threshold criteria; positive cash flow and the release of Retcam® Envision, the actual payout of the operational goals would be limited to 83.5% of their actual achievement.
Total payout as a percentage of target incentive cash award	100%			52.5%

(1) Payout limited to 16.7% based on partial achievement of the replacement threshold goals. Total percentage payouts are rounded.

Long-Term Equity Awards

We believe that to effectively align the interests of our executive officers with those of our shareholders and properly incentivize them to drive long-term shareholder value, our executive officers should receive equity-based awards the value of which will be dependent on our stock price performance. Long-term equity awards are a critical component of our executive compensation program because they contribute to a culture of ownership among our employees, align their interests with the interests of our shareholders and preserve our cash resources.

We grant long-term equity awards on an annual basis to our executive officers and certain other employees. Our Compensation Committee annually determines the value of the equity awards to be granted to our executive officers, taking into consideration the factors described above under “Factors Considered in Determining Compensation”. In addition, we typically grant long-term equity awards to executive officers in connection with their hires and in connection with promotions or significant changes in responsibilities.

We grant a combination of performance- and time-based stock unit awards and stock options. Performance- based awards include Performance Stock Units (PSU) and Market Stock Units (MSU). Time-based awards include Restricted Stock Units (RSU) and stock options. We believe equity awards directly align the interests of our executives with those of our shareholders as the ultimate value received in respect of the awards depends on the performance of our common stock. This combination of awards also encourages retention through time-based vesting. Equity awards typically vest over a 3 to 4 year period, subject to continued employment with us through the applicable vesting date.

2020 Annual Equity Awards

Equity awards granted to each of our named executive officers during 2020:

Executive	RSUs	PSUs (at target)	MSUs (at target)	Stock Options(1)
Jonathan A. Kennedy	42,101	21,050	21,050	-
B. Drew Davies	13,013	6,506	6,507	-
Austin F. Noll, III	16,075	-	5,358	72,534
D. Christopher Chung, M.D.	10,334	-	3,444	47,147

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(1) The amount reported in this column reflects the aggregate grant date fair value of the stock options granted to the respective executive officers, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Mr. Noll and Dr. Chung were granted options in recognition of their contributions to the Company in 2020. The assumptions that we used in computing this amount are described in Note 16 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

The RSUs and the stock options vest 25% of the shares each of the first four anniversaries of the grant date, generally subject to the named executive officer’s continued employment with Natus through the applicable vesting date.

To incent longer term growth and further alignment with shareholders, the Compensation Commitee granted a stock option award to our executive team in November 2020 as a means to improve retention. Neither our CEO nor our CFO were awarded a retention grant.

The PSUs are eligible to be earned between 0%-200%, based on our Non-GAAP EPS compounded annual growth rate over a three-year performance period, including a feature to lock in 100% achievement annually, with straight-line interpolation between performance levels:

Non-GAAP EPS Growth Rate	Percentage of PSUs Earned
< 10 Percent	0%
10 Percent	50%
15 Percent	100%
20 Percent or more	200%

The MSUs are eligible to be earned between 0%-200% of the target number of units awarded at grant date, based on the closing price of our common stock at the end of the performance period. The number of MSUs that are earned will be calculated by multiplying the target number of MSUs by a fraction determined by dividing the closing price for our common stock at the end of the performance period by the closing price of our common stock at the beginning of the performance period, subject to a 200% maximum. If the closing price of our common stock at the end of the performance period does not exceed 70% of the closing price of our common stock at the beginning of the performance period, none of the MSUs will be earned.

Other Elements of Compensation

Employee Stock Purchase Plan

We maintain our 2011 Employee Stock Purchase Plan, or our ESPP, to encourage our employees to acquire shares of our common stock in order to better align their interests with those of our other shareholders. Our named executive officers are eligible to participate in our ESPP on the same basis as our other employees.

Employee Benefits

Our named executive officers are eligible to receive broad-based benefits that are available to all of our salaried employees, including without limitation, health, dental, vision, group life, disability, critical illness, hospital indemnity, and accidental death and dismemberment insurance benefits and retirement benefits under our 401(k) plan, subject

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

to applicable plan terms.

Perquisites and Personal Benefits

We generally do not provide any perquisites or personal benefits to our named executive officers that are not provided to our other employees. However, from time to time we do offer relocation and other limited personal benefits to our executive officers.

Nonqualified Deferred Compensation

As described in further detail below under “Nonqualified Deferred Compensation” in 2020 we established a nonqualified deferred compensation plan that permits eligible employees to electively defer all or a portion of their salary, annual bonus or certain equity awards. Our named executive officers are eligible to participate in this plan on the same basis as other eligible employees.

Hedging

The Company’s Insider Trading policy prohibits hedging transactions by officers, directors and employees.

Change in Control and Severance Benefits

We have entered into employment agreement with each of our named executive officers, which provide for initial base salaries and severance payments and benefits in connection with certain terminations of employment, including in connection with a change in control. These severance payments and benefits are more fully described below under “Potential Payments upon Termination or Change in Control.” We believe that reasonable severance payments and benefits are necessary to attract and retain executives and are important in incentivizing them to pursue a transaction that could result in a change in control if it is in the best interests of our shareholders, regardless of whether it creates uncertainty for them personally.

Other Executive Compensation Policies and Practices

Stock Ownership Guidelines

To further align their interests with those of our shareholders, we have adopted stock ownership guidelines for our named executive officers and non-employee directors. Under these guidelines, our named executive officers and non-employee directors are required to acquire and maintain equity having a value equal to the following multiple of their annual base salary or cash compensation, as applicable, following the completion of a five-year phase-in period:

Position	Required Stock Ownership
Chief Executive Officer	5.0x annual base salary
Chief Financial Officer	2.0x annual base salary
Other Named Executive Officer	1.0x annual base salary
Non-Employee Director	5.0x annual retainer

Clawback Policy

We have a clawback policy that covers annual and long-term incentive compensation awarded or paid to our named executive officers. Under this policy, if we are required to restate our financial statements due to fraud, misconduct or SEC or financial non-compliance and the amount of annual or long-term incentive compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, our Compensation Committee may, in its discretion, recover the amount of the excess compensation awarded or paid during the three-year period preceding the date of such restatement. We believe

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this clawback policy enhances the accountability of our executive officers and significantly mitigates the risks associated with our executive compensation program.

Compensation Risk Assessment

Our Compensation Committee regularly reviews our compensation policies and practices, including the risks created by our compensation plans, and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

Our Compensation Committee may consider the tax and accounting consequences of compensation paid under our executive compensation program. Our Compensation Committee believes that its primary responsibility is to maintain an executive compensation program that attracts, retains and rewards the executives necessary for our success. Accordingly, the Compensation Committee has paid, and will continue to pay, in its discretion, compensation that is not fully deductible or is limited as to tax deductibility.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Proxy Statement distributed in connection with the Annual Meeting.

The Compensation Committee:

Thomas J. Sullivan (Chair)

Joshua H. Levine

Lisa Wipperman Heine

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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Summary Compensation Table

The table below sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us during 2020 and, if applicable, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(7)	Stock Awards ($)(4)	Option Awards ($)(5)	Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(6)	Total ($)
Jonathan A. Kennedy President and Chief Executive Officer(1)	2020	689,000	—	2,750,005	—	361,725	5,790	3,806,520
	2019	650,000	—	2,749,970	—	617,760	5,310	4,023,040
	2018	569,231	—	2,102,619	2,612,871	—	5,560	5,290,281
B. Drew Davies Executive Vice President and Chief Financial Officer(2)	2020	464,600	—	850,000	—	158,545	6,822	1,479,976
	2019	450,000	—	1,000,032	—	277,992	5,742	1,733,766
	2018	103,846	—	1,788,590		—	153,306	1,957,301
Austin F. Noll, III Executive Vice President and Chief Commercial Officer	2020	432,600	—	700,002	1,500,003	147,625	5,242	2,785,472
	2019	420,000	—	700,029	—	259,459	5,742	1,385,230
	2018	375,000	—	603,560	—	—	5,992	984,552
D. Christopher Chung, M.D. Vice President of Quality, Regulatory Affairs and Chief Medical Officer	2020	366,300	—	449,989	975,000	96,154	6,822	1,894,265
	2019	360,000	—	449,971	—	171,072	6,822	962,079
	2018	310,000	—	435,480	—	—	7,072	752,552

(1)	Mr. Kennedy served as Executive Vice President and Chief Financial Officer from January 1, 2018 through July 17, 2018 and served as President and Chief Executive Officer from July 18, 2018 through December 31, 2018.
(2)	Mr. Davies commenced employment with us in October 2018 as our Executive Vice President and Chief Financial Officer.
(3)	The amounts reported in this column reflect the annual bonuses earned by our named executive officers in the applicable year.
(4)	The amounts reported in this column reflect the aggregate grant date fair value of restricted stock awards, RSUs, PSUs and MSUs granted to our named executive officers in the applicable year, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of PSUs and MSUs was calculated using a Monte Carlo simulation model, in each case, based the probable outcome of the performance conditions as of the date of grant. The assumptions that we used in computing the foregoing amounts are described in Note 16 to the consolidated financial statements filed with our Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2019 and in Note 15 to the consolidated financial statements file with our Annual Report on Form 10-K for the year ended December 31, 2018. The aggregate grant date fair value of the PSUs and MSUs reported in this column are also included in the table below (based on the probable outcome of performance conditions), along with the aggregate grant date fair value of such awards if the maximum level of performance conditions is achieved.
(5)	The amount reported in this column reflects the aggregate grant date fair value of the stock options granted to our named executive officers in the applicable year, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. In 2018 Mr. Kennedy was granted options in connection with his appointment to CEO. Mr. Noll and Dr. Chung were granted options in recognition of their contributions to the Company in 2020. The assumptions that we used in computing this amount are described in Note 16 to the consolidated financial statements filed with our Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2019 and Note 15 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2018.
(6)	The amounts reported in this column for 2020 for all of the named executive officers reflect 401(k) matching contributions and group life insurance premiums paid on behalf of our named executive officers.
(7)	Reported in the Non-Equity Incentive Plan Compensation column.

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Executive	Year	Grant Date Fair Value of PSUs and MSUs (based on the probable outcome of performance conditions) ($)	Grant Date Fair Value of PSUs and MSUs (based on the maximum achievement of performance conditions) ($)
Jonathan A. Kennedy	2020	1,374,986	2,749,972
	2019	1,374,986	2,749,972
	2018	799,999	1,599,998
B. Drew Davies	2020	425,005	850,009
	2019	500,016	1,000,032
	2018	850,074	1,700,148
Austin F. Noll, III	2020	174,992	349,985
	2019	350,014	700,028
D. Christopher Chung, M.D.	2020	112,481	224,962
	2019	224,986	449,972

No PSUs were granted to Mr. Noll or Dr. Chung in 2020, No PSUs or MSUs granted to Mr. Noll or Dr. Chung prior to 2019 or Mr. Kennedy or Mr. Davies prior to 2018.

Grants of Plan-Based Awards Table

The table below sets forth the plan-based awards granted to our named executive officers during 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonathan A. Kennedy	— (1)	325,000	650,000	1,300,000	—	—	—	—	—	—	—
	1/10/2020 (2)	—	—	—	—	—	—	42,101	—	—	1,375,019
	1/10/2020 (3)	—	—	—	10,525	21,050	42,100	—	—	—	687,493
	1/10/2020 (4)	—	—	—	14,735	21,050	42,100	—	—	—	687,493
B. Drew Davies	— (1)	146,250	292,500	585,000	—	—	—	—	—	—	—
	1/2/2020 (2)	—	—	—	—	—	—	13,013	—	—	425,005
	1/2/2020 (3)	—	—	—	3,253	6,506	13,012	—	—	—	212,486
	1/2/2020 (4)	—	—	—	4,555	6,507	13,014	—	—	—	212,519
Austin F. Noll, III	— (1)	136,500	273,500	546,000	—	—	—	—	—	—	—
	1/2/2020 (2)	—	—	—	—	—	—	16,075	—	—	525,010
	1/2/2020 (4)	—	—	—	3,751	5,358	10,716	5,358	—	—	174,992
	11/13/2020 (5)	—	—	—					72,534	20.68	1,500,003
D. Christopher Chung, M.D.	— (1)	83,750	167,500	335,000	—	—	—	—	—	—	—
	1/2/2020 (2)	—	—	—	—	—	—	10,334	—	—	337,508
	1/2/2020 (4)	—	—	—	2,411	3,444	6,888	3,444	—	—	112,481
	11/13/2020 (5)	—	—	—	—	—	—	—	47,147	20.68	975,000

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(1)	The amounts reported in these rows reflect the threshold, target and maximum annual bonus opportunity for the applicable named executive officer for 2020. The actual annual bonuses paid to our named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	The number of shares reported in these rows reflects the number of restricted shares granted to the applicable named executive officer. The restricted shares vest as to 25% of the shares on each of January 2, 2021, January 2, 2022, January 2, 2023 and January 2, 2024, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(3)	The number of shares reported in these rows reflects the threshold, target and maximum number of PSUs granted to the applicable named executive officer that may be earned based on our non-GAAP EPS Growth Rate compared to our peer group over a performance period ending on December 31, 2022. If our non-GAAP EPS Growth Rate is in the 10th percentile compared to this peer group, 50% of the target number of PSUs will be earned, if our non-GAAP EPS Growth Rate is in the 15th percentile, 100% of the target number of PSUs will be earned, and if our non-GAAP EPS Growth Rate is in the 20th percentile or above, 200% of the target number of PSUs will be earned. No PSUs will be earned if our non-GAAP EPS Growth Rate is below the 10th percentile compared to our peer group. To the extent earned, the PSUs will vest on December 31, 2022, generally subject to the applicable named executive officer’s continued employment with us through such date.
(4)	The number of shares reported in these rows reflects the threshold, target and maximum number of MSUs granted to the applicable named executive officer that may be earned based on our stock price performance. The number of MSUs that are earned is calculated by multiplying the target number of MSUs by a fraction determined by dividing the closing price of our common stock at the end of the performance period by the closing price of our common stock at the beginning of the performance period, up to a maximum of 200% of the target number of MSUs. If the closing price of our common stock at the end of the performance period does not exceed 70% of the closing price of our common stock at the beginning of the performance period, no MSUs will be earned. To the extent earned, the MSUs will vest on December 31, 2022, generally subject to the applicable named executive officer’s continued employment with us through such date.
(5)	The number of shares reported in these rows reflects the number of stock options granted to the applicable named executive officer. The stock options vest as to 25% the shares on each of November 13, 2021, November 13, 2022, November 13, 2023 and November 13, 2024, generally subject to the named executive officer’s continued employment with us through such date.
(6)	The amounts reported in this column reflect the aggregate grant date fair value of the applicable stock award granted to the applicable named executive officer, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of PSUs and MSUs was calculated using a Monte Carlo simulation model, in each case, based the probable outcome of the performance conditions as of the date of grant. See note (3) to the Summary Compensation Table above for more information as to how these awards were valued and for the grant date fair value of the PSUs and MSUs if maximum performance levels were achieved.

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Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth the outstanding equity awards held by our named executive officers as of December 31, 2020.

Name	Option Awards				Stock Awards (4)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jonathan A. Kennedy	—	—			8,000 (2)	160,320
	—	—			17,050 (3)	341,682
	—	—			30,429 (4)	609,797
					42,101 (5)	843,704
							20,286(6)	406,531
							20,286(7)	406,531
	—	—					31,575(8)	632,763
	—	—					21,050(9)	421,842
	37,062	37,062(10)	35.25	7/11/2024
B. Drew Davies	—	—			11,922(12)	238,917
	—	—			11,157(4)	223,586
	—	—			13,013(5)	260,781
	—	—					7,438(6)	149,058
	—	—					7,439(7)	149,078
	—	—					9,759(8)	195,570
	—	—					6,507(9)	130,400
	—
Austin F. Noll, III	—	—			4,000 (2)	80,160
	—	—			7,900 (3)	158,316
	—	—			7,810 (4)	156,512
	—	—			16,075 (5)	322,143
	—	—					5,207 (6)	104,348
	—	—					5,207 (7)	104,348
	—	—					5,358 (9)	107,374
	—	72,534 (11)	20.68	11/13/2030
D. Christopher Chung, M.D.					2,300 (2)	46,092
					5,700 (3)	114,228
					5,020 (4)	100,601
					10,334 (5)	207,093
							3,347 (6)	67,074
							3,347 (7)	67,074
							3,444 (9)	69,018
	—	47,147 (11)	20.68	11/13/2030

(1)	The amounts reported in this column reflect the market value of the applicable award based on the closing price of a share of our common stock on December 31, 2020 ($20.04). For this purpose, the PSUs and MSUs are valued based on the target level of achievement of applicable performance conditions.
(2)	The number of shares reported reflects shares of restricted stock that were granted to the named executive on January 2, 2017 and were not vested as of December 31, 2020. These shares vested on January 2, 2021.
(3)	The number of shares reported reflects the number of shares of restricted stock granted to the named executive officer on January 2, 2018. 50% of these shares vested on January 2, 2021 and the remaining shares are scheduled to vest in equal installments on January 2, 2022 and January 2, 2023, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(4)	The number of shares reported reflects shares of restricted stock that were granted to the named executive on January 17, 2019. 25% of these shares vested on January 17, 2020 and January 17, 2021 with the remaining shares vesting in equal installments on January 17, 2022 and January 17, 2023, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(5)	The number of shares reported reflects shares of restricted stock that were granted to the named executive on January 2, 2020. 25% of these shares vested on January 2, 2021 with the remaining shares vesting in equal installments on January 2, 2022, January 2, 2023 and January 4, 2024, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(6)	The number of shares reported reflects the number of shares that would be earned by the named executive officers in respect of the MSUs that were granted to them on January 17, 2019 if the applicable performance conditions were achieved at target levels. The MSUs are eligible to be earned based on our TSR compared to a pre-established comparator group of companies over performance period that ends on December 31, 2021. To the extent earned, the MSUs will vest on December 31, 2021, generally subject to the named executive officer’s continued employment with us through such date.
(7)	The number of shares reported reflects the number of shares that would be earned by the name executive officers in respect of the MSUs that were granted to them on January 17, 2019 if the applicable performance conditions were achieve at target levels. The MSUs are eligible to be earned based on the closing price of our common stock as of the last day of a performance period that ends on December

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31, 2021 compared to the closing price of our common stock as of December 31, 2018. To the extent earned, the MSUs will vest on December 31, 2021, generally subject to the named executive officer’s continued employment with us through such date.

(8)	The number of shares reported reflects the number of shares that would be earned by the name executive officers in respect of the PSUs that were granted to them on January 2, 2020 if the applicable performance conditions were achieve at target levels. The PSUs are eligible to be earned based on our Non-GAAP EPS compounded annual growth rate over a three-year performance period. To the extent earned, the PSUs will vest on December 31, 2022, generally subject to the named executive officer’s continued employment with us through such date.
(9)	The number of shares reported reflects the number of shares that would be earned by the name executive officers in respect of the MSUs that were granted to them on January 2, 2020 if the applicable performance conditions were achieve at target levels. The MSUs are eligible to be earned based on the closing price of our common stock as of the last day of a performance period that ends on December 31, 2022 compared to the closing price of our common stock as of January 2, 2020. To the extent earned, the MSUs will vest on December 31, 2022, generally subject to the named executive officer’s continued employment with us through such date.
(10)	The number of shares reported reflects the number of shares that are subject to the stock options that were granted to Mr. Kennedy in 2018. The stock option vested as to 25% of the shares on July 11, 2019 and July 11, 2020 and is scheduled to vest as to the remaining shares in equal annual installments on July 11, 2021 and July 11, 2022, generally subject to Mr. Kennedy’s continue employment with us through the applicable vesting date.
(11)	The number of shares reported reflects the number of shares that are subject to the stock options that were granted to Mr. Noll and Mr. Chung on November 13, 2020. The stock option vests as to 25% of the shares each on November 12, 2021, November 12, 2022, November 13, 2023, and November 13, 2024, generally subject to named executive officer’s continued employee with us through such date.
(12)	The number of shares reported reflects shares of restricted stock granted to Mr. Davies on October 1, 2018 in connection with his hire. This restricted stock award is scheduled to vest as the remaining shares in equal installments on October 1, 2021 and October 1, 2022, generally subject to Mr. Davies’ continued employment with us through the applicable vesting date.

Option Exercises and Stock Vested Table

The table below sets forth the number of shares acquired by our named executive officers on the exercise of stock options or the vesting of restricted stock, and the value realized by them in connection with such exercise or vesting.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jonathan A. Kennedy	-	-	40,688	1,328,485
B. Drew Davies	-	-	9,681	223,965
Austin F. Noll, III	-	-	17,417	568,635
D. Christopher Chung, M.D.	-	-	11,322	369,661

(1)	The value realized on exercise or vesting, as applicable, is equal to the number of shares of our common stock acquired on the exercise of the stock option or the number of shares of restricted stock or RSUs that vested, as applicable, multiplied by the closing price of our common stock on the exercise or vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

In 2020, we implemented a Nonqualified Deferred Compensation Plan (NQDC) effective beginning in 2021. The plan allows for the elective deferral of salary, annual bonus and certain equity-based awards.

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Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/distributions ($)	Aggregate balance at last FYE ($)
Jonathan A. Kennedy	-	-	-	-	-
B. Drew Davies	-	-	-	-	-
Austin F. Noll, III	-	-	-	-	-
D. Christopher Chung, M.D.	-	-	-	-	-

Potential Payments Upon a Termination or Change in Control

We have entered into employment agreements with each of our named executive officers that provide for severance payments and benefits upon certain terminations of employment, including following a change in control, subject to the named executive officer’s execution of an effective release of claims and continued compliance with an 18-month post-termination of employment employee non-solicitation covenant and other restrictive covenants. The severance payments and benefits that could become payable under these agreements are summarized below. As used in the summary below, the terms “cause,” “good reason,” and “change of control” have the meanings set forth in the applicable employment agreement.

Employment Agreement with Mr. Kennedy

Pursuant to his employment agreement with us, in the event that Mr. Kennedy’s employment terminates other than for cause, death or disability, he would be entitled to the following severance payments and benefits:

•	A lump sum payment equal to two times his annual base salary as then in effect, payable within 30 days following such termination;
•	Immediate vesting and, if applicable, exercisability of all equity awards.
•	Up to 18 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Kennedy and his eligible dependents.

In the event that Mr. Kennedy’s employment terminates other than for cause, death or disability or Mr. Kennedy resigns for good reason, in each case, within 12 months following a change of control, he would be entitled to the following severance payments and benefits (without duplication of the amounts listed above):

•	A lump sum payment equal to two times the sum of his annual base salary and target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control), payable within 30 days following such termination;
•	Immediate vesting and, if applicable, exercisability of all equity awards; and
•	Up to 24 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Kennedy and his eligible dependents.

Employment Agreements with Mr. Davies

Pursuant to his employment agreement with us, in the event that Mr. Davies’ employment terminates other than for cause, death or disability, he would be entitled to the following severance payments and benefits:

•	Base salary continuation for 12 months following such termination;

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•	Immediate vesting and, if applicable, exercisability of all restricted stock awards held by Mr. Davies that are outstanding on the date of termination; and
•	Up to 12 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Davies and his eligible dependents.

In the event that Mr. Davies’ employment terminates other than for cause, death or disability or Mr. Davies resigns for good reason, in each case, within six months following a change of control, he would be entitled to the severance payments and benefits listed above, except that the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, and he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control).

Employment Agreements with Mr. Noll

Pursuant to his employment agreement with us, Mr. Noll would be entitled to the following severance payments and benefits in the event his employment terminates other than for cause, death or disability:

•	Base salary continuation for 12 months following such termination;
•	Immediate vesting and, if applicable, exercisability of all stock awards held by Mr. Noll that are outstanding on the date the release of claims becomes effective; and
•	Up to six months of Company-paid group health coverage at the level provided at the time of termination for Mr. Noll and his eligible dependents.

In the event that Mr. Noll’s employment terminates other than for cause, death or disability or if he resigns for good reason, in each case, within six months following a change of control, he would be entitled to the severance payments and benefits listed above, except that (i) the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, (ii) he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control), and (iii) any PSUs held by Mr. Noll would vest and be paid out at the greater of 100% of target or actual performance.

Employment Agreements with Dr. Chung

Pursuant to his employment agreement with us, Dr. Chung would be entitled to the following severance payments and benefits in the event his employment terminates other than for cause, death or disability:

•	Base salary continuation for 12 months following such termination;
•	Immediate vesting and, if applicable, exercisability of all stock awards held by Dr. Chung that are outstanding on the date the release of claims becomes effective; and
•	Up to eighteen months of Company-paid group health coverage at the level provided at the time of termination for Dr. Chung and his eligible dependents.

In the event that Dr. Chung’s employment terminates other than for cause, death or disability or if he resigns for good reason, in each case, within six months following a change of control, he would be entitled to the severance payments and benefits listed above, except that (i) the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, (ii) he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control) and (iii) any PSUs held by Dr. Chung would vest and be paid out at the greater of 100% of target or actual performance.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Termination for Cause, due to Death or Disability or Voluntary Resignation (other than for Good Reason)

Upon a termination of employment for cause, due to death or disability or due to a named executive officer’s voluntary resignation (other than for good reason within six or 12 months, as applicable, following a change of control), a named executive officer would only be eligible for any severance benefits payable in accordance with our policies for all employees as then in effect, which currently consist primarily of disability and group life insurance benefits. Each named executive officer’s employment agreement provides that if the payments or benefits provided under such agreement or otherwise constitute “parachute payments” within the meaning of Section 280G of the Code, the named executive officer will be entitled to receive (i) the amount of such payments or benefits reduced so that no portion of the payments or benefits would be subject to an excise tax under Section 4999 of the Code or (ii) the full amount of such payments and benefits, whichever results in the payment of the greater after-tax amount to the named executive officer.

Equity Awards

Our 2018 Equity Incentive Plan provides that in connection with a corporate transaction, outstanding awards may be continued, assumed or substituted for with equivalent awards by the successor or paid. Certain of the PSUs granted to Messrs. Kennedy and Davies, and the PSUs granted to Mr. Noll and Dr. Chung provide for accelerated vesting in the event of a termination of employment due to death or disability or in the event of a change in control at the greater of 100% of target or actual performance, based on performance through such date (or, in the event of a termination of employment due to death or disability, a date that is not more than 60 days thereafter) prorated based on the number of whole months from the beginning of the performance period to the date of the change in control.

Awards will vest in full upon a participant’s retirement after age 65 if the participant has accrued ten years of service with us. As of December 31, 2020, none of our named executive officers were eligible for this retirement vesting.

Potential Payments Upon a Termination or Change in Control Table

The table below sets forth the amount of the cash severance payments, continued health coverage benefits and equity acceleration that each of our named executive officers would have been entitled to receive (1) upon a termination of employment other than for cause, death or disability and (2) upon a termination of employment other than for cause, death or disability or a resignation for good reason within six or twelve months, as applicable, following a change in control (any of the foregoing, a “qualifying termination”), assuming that the qualifying termination and, if applicable, change in control occurred on December 31, 2020~~.~~

Name	Cash Severance Payment ($)(1)	Continued Health Coverage ($)(2)	Acceleration of Equity Awards ($)(3)	Total Termination Benefits ($)(4)
Jonathan A. Kennedy
Qualifying termination	1,378,000	46,820	3,823,170	5,247,990
Qualifying termination within 12 months following a change in control	2,067,000	62,427	3,823,170	5,952,597
B. Drew Davies
Qualifying termination	464,600	31,213	1,347,390	1,843,203
Qualifying termination within 6 months following a change in control	766,590	31,213	1,347,390	2,145,193
Austin F. Noll, III
Qualifying termination	432,600	9,819	1,033,201	1,475,620

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Qualifying termination within 6 months following a change in control	713,790	9,819	1,033,201	1,756,810
D. Christopher Chung, M.D.
Qualifying termination	366,300	46,820	671,180	1,084,300
Qualifying termination within 6 months following a change in control	549,450	46,820	671,180	1,267,450
(1)	For Messrs. Kennedy, Davies and Noll and Dr. Chung, the amount reported in this column reflects the amounts payable under the named executive officer’s employment agreement, based on the named executive officer’s base salary and target annual bonus as in effect on December 31, 2020.
(2)	The amount reported in this column reflects the estimated cost of Company-paid group health coverage for the named executive officer based on the cost of such coverage as of December 31, 2020.
(3)	For Messrs. Kennedy, Davies and Noll and Dr. Chung, the amount reported in this column reflects the value of the unvested restricted stock held by the named executive officer on December 31, 2020, based on the closing price of a share of our common stock on that date of $20.04 per share.
(4)	The amounts reported in this table do not include any potential reduction in payments or benefits that may be made in connection with a change in control or a qualifying termination thereafter as a result of Section 4999 of the Code.

Pay Ratio Disclosure

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (other than our Chief Executive Officer) to the annual total compensation of our Chief Executive Officer. We determined the median employee by analyzing the 2020 total compensation for all our employees, excluding the CEO, who were employed by us on December 31, 2020, the last day of our payroll year. For the identified median employee, we did not make any adjustments to calculate the pay ratio, and only employees who were employed by us as of December 31, 2020 were included. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as outlined in the “Summary Compensation Table” in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below.

We calculated the median employee’s compensation for 2020 in accordance with SEC rules, which was $72,680. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table in the proxy statement for Mr. Kennedy, $3,806,520 which was approximately 52 times that of our 2020 median employee.

Accordingly, we estimate that the ratio of the annual total compensation of our Chief Executive Officer for 2020 to the median of the annual total compensation of all of our employees (other than our Chief Executive Officer) for 2020 was 52-to-1.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Director Compensation

In accordance with our non-employee director compensation program, each of our non-employee directors receives an annual cash retainer and an annual equity award in connection with his or her services as a director. Mr. Kennedy does not receive any additional compensation for service on the Board. The compensation paid to Mr. Kennedy in respect of his services as an employee is reported in the Summary Compensation Table above.

Our Compensation Committee did not make any changes to our non-employee director compensation program for 2020. In 2020, each non-employee director received a cash retainer for his or her service as set forth in the table below, in each case, prorated for partial years of service and payable in equal quarterly installments:

Type of Retainer	Amount of Retainer $
Board Retainer	60,000
Additional Retainer for Committee Chairs
Audit Committee	20,000
Compensation Committee	10,000
Quality & Compliance Committee	10,000
Nominating & Governance Committee	7,500
Additional Retainer for Committee Member
Audit Committee	15,000
Compensation Committee	10,000
Quality & Compliance Committee	10,000
Nominating & Governance Committee	6,000
Additional Retainer for Board Chair	75,000

In accordance with our non-employee director compensation program, each non-employee director who joins the Natus Board is granted shares of restricted stock having a fair market value of $150,000 as of the day they join. Additional awards of restricted stock are made annually to each director following the annual shareholder meeting, with the award for first-time elected directors pro-rated by their length of service in the year prior to their election to the board. These shares of restricted stock vest on the one-year anniversary of the date of grant, generally subject to the non-employee director’s service on the Board through such date. Under our stock ownership guidelines, our non-employee directors are required to hold equity having a value equal to five times their annual retainer following the completion of a five-year phase-in period. Restricted and unrestricted shares of stock and shares of our common stock underlying RSUs and options count toward the satisfaction of our stock ownership guidelines.

Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors for 2020 in respect of their service to the Board.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
IIan Daskal	69,250	225,027	294,277
Lisa Wipperman Heine	88,000	150,018	238,018
Joshua H. Levine	76,000	150,018	226,018
Barbara R. Paul	145,000	150,018	295,018
Alice Schroeder	98,500	150,018	248,518
Thomas Sullivan	95,000	150,018	245,018

(1) The amounts reported in this column reflect the aggregate grant date fair value of restricted stock awards granted to our non-employee directors in 2020, which was computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions that we used in computing these amounts are described in Note 16 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, each of our non-employee directors held 7,120 unvested shares of restricted stock, except Mr. Daskal who held 11,148 unvested shares.

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PROPOSAL 2 – APPROVE 2021 EQUITY INCENTIVE PLAN

We are requesting that our stockholders approve the Natus Medical Incorporated 2021 Equity Incentive Plan (the “2021 Plan”), which was approved by the Board, upon the recommendation of the Compensation Committee, on April 26, 2021, subject to stockholder approval. If approved by our stockholders, the 2021 Plan will supersede and replace our 2018 Equity Incentive Plan (the “2018 Plan”) as to future grants of equity-based awards. Previously granted awards under the 2018 Plan will remain outstanding and subject to the terms of the 2018 Plan and the respective award agreements until the expiration of such awards in accordance with their terms. We are requesting approval of 3,000,000 additional shares of our common stock for the 2021 Plan, which, when added to the 739,488 shares under the 2018 Plan that remain available for issuance as of the date the 2021 Plan was approved by the Board, equals a total of 3,739,488 shares available for issuance under the 2021 Plan. Shares subject to outstanding awards under the 2018 Plan as of the date the 2021 Plan was approved by the Board that again become available for issuance as a result of the share recycling provisions under the 2021 Plan will also be available for issuance under the 2021 Plan. Other than the additional number of shares available for issuance under the 2021 Plan, the terms of the 2021 Plan are substantially the same as those of the 2018 Plan, except that the 2021 Plan provides for the acceleration of the vesting of restricted stock awards in connection with certain qualifying retirements. The 2021 Plan will not become effective unless it is approved by our stockholders. The material terms of the 2021 Plan are described under “Summary of the 2021 Plan” below.

The Board believes that the 2021 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

•	Fungible Share Design. Each stock option and stock appreciation right granted under the 2021 Plan will be counted against the pool available for awards as one share and each other equity award will be counted against the pool available for awards as 2.5 shares.

•	No Evergreen Provision. The 2021 Plan does not contain an annual “evergreen” provision. The 2021 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares that may be issued under the 2021 Plan.
•	No Liberal Share Recycling. Shares underlying stock options and other awards delivered under the 2021 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

•	Limitations on Awards. The 2021 Plan limits the number of shares subject to awards under the plan that may be granted to plan participants in any calendar year and contains an additional limit on the value of awards that may be granted to our non-employee directors in any calendar year.

•	No Discounted Stock Options or SARs. All stock options and SARs granted under the 2021 Plan must have an exercise or base price that is not less than the closing price of a share of our common stock on the date of grant.

•	No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, the 2021 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.

•	No Single-Trigger Vesting upon a Change in Control for Employee Awards. The 2021 Plan does not provide for the automatic acceleration of equity awards held by employees in connection with a change in control.
•	Minimum Vesting Requirements. The 2021 Plan provides that no plan awards will vest prior to one year from the date of grant (subject to a 5% carve-out as described below).

Reasons for Seeking Stockholder Approval

The Board believes that equity awards are a critical part of our overall compensation program and allow us to attract and retain key talent, incentivize long-term value creation and align the interests of our employees with those of our stockholders. The Board approved the 2021 Plan because it believes, based in part on input from Willis Towers Watson, the independent compensation consultant to the Compensation Committee, that we will not have a sufficient number of shares available under the 2018 Plan following our annual grant of equity awards in January 2021 to continue to provide equity incentives at our current levels, which would place us at a competitive disadvantage.

In setting the size of the share pool under the 2021 Plan, the Board considered the historical amounts of equity awards granted by Natus in the last three years. As of December 31, 2020, there were 1,863,120 shares available for grant under the 2018 Plan. In 2018, 2019 and 2020, we made equity awards under the 2018 Plan totaling 470,368 shares, 316,073 shares, and 566,928 shares, respectively (with performance-based awards measured at the target, and determined without regard to the fungible share ratio in the 2018 Plan). The weighted average number of shares of our common stock outstanding in 2018, 2019 and 2020 was 1.4%, 0.9%, and 1.6%, respectively. As a result, our three-year average burn rate is approximately 1.3%, which is at approximately the 31st percentile of our peer group (as described in the Compensation Discussion and Analysis section above). Like the 2021 Plan, the 2018 Plan has a fungible share design under which each stock option and SAR granted under the 2018 Plan counts against the pool available for awards as one share and each other equity award counts against the pool available for awards as 2.5 shares. In setting the size of the share pool under the 2021 Plan, the Board also considered the total amount of equity awards outstanding under existing grants as of December 31, 2020, as further shown in the chart below. Based on an analysis by Willis Towers Watson of the remaining shares available for grant under the 2018 Plan, the number of equity awards outstanding under the 2018 Plan, our historical burn rate, current

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and proposed plan features and the equity plan guidelines established by proxy advisory firms, the Board approved the 2021 Plan and the share pool authorized under it to ensure that we continue to have the ability to provide competitive equity incentive compensation to our key contributors. Based on these same factors, we estimate that the availability of an additional 3,000,000 shares will provide a sufficient additional number of shares to enable us to continue to make equity awards at our historical average annual rates for the next three years.

If the 2021 Plan is not approved by our stockholders, the 2021 Plan will not become effective and we will continue to make awards under the 2018 Plan, but the shares that remain available would be insufficient to continue to provide equity incentives at our current levels, which we believe will materially affect our ability to attract and retain key talent. We believe that the terms of the 2021 Plan, including its share pool, are reasonable, appropriate, and in the best interests of our stockholders.

Existing Equity Plan Information

Since its adoption in 2018, we have granted equity awards exclusively under the 2018 Plan.

The table below includes aggregated information regarding awards outstanding under the 2018 Plan and the Natus Medical Incorporated 2011 Stock Awards Plan (the “2011 Plan”), a prior equity plan under which awards remain outstanding, as of December 31, 2020, the number of shares available for future awards under the 2018 Plan as of December 31, 2020, and the proposed number of shares issuable under the 2021 Plan.

	Number of shares (as of December 31, 2020)	(1)	As a percentage of stock outstanding (33,911,717 shares as of December 31, 2020)
Outstanding stock options	331,620		1.0%
Outstanding restricted stock units (with performance-based restricted stock units measured at target performance)	212,601		0.6%
Outstanding restricted stock awards	380,089		1.1%
Total shares subject to outstanding awards	924,310		2.7%
Total shares available for future awards under the 2018 Plan	1,863,120		5.5%
Total overhang (total shares outstanding under existing equity awards and total shares available under existing plans)	2,069,828		6.1%
Proposed shares available for future awards under the 2021 Plan(2)	3,000,000		8.85%
Total shares outstanding under existing equity awards and proposed to be reserved for issuance under the 2021 Plan	5,069,828		14.95%

(1)	Determined without regard to any fungible share ratio.

(2)	Shares proposed to be available under the 2021 Plan, without regard to shares subject to outstanding awards under the 2018 Plan or the 2011 Plan. For purposes of determining shares issued under the 2021 Plan, each share subject to a stock option or SAR will count as one share and each share subject to any other award will count as 2.5 shares. Because the 2021 Plan does not specify a mix of stock options and SARs, on the one hand, and other awards, on the other, it is not possible to determine the amount of subsequent dilution that may ultimately result from such awards. Other share-counting provisions, including adjustments to the numbers of shares available under the 2021 Plan, are described below under “Shares Authorized.”

Summary of the 2021 Plan

The following summary of certain material features of the 2021 Plan is subject to the specific provisions contained in the full text of the 2021 Plan, set forth in Attachment 1 to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the 2021 Plan. To the extent that there is a conflict between this summary and the actual terms of the 2021 Plan, the terms of the 2021 Plan will govern.

Key Terms

The following is a summary of the key provisions of the 2021 Plan, as proposed for approval.

Plan Term:	June 16, 2021 to June 15, 2031.

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Eligible Participants:	Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, and consultants and advisors, provided that the grantee renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction to Natus. The Compensation Committee determines which individuals will participate in the 2021 Plan. As of the record date, there were approximately 1,420 employees and six non-employee directors eligible to participate in the 2021 Plan.
Shares Authorized:	3,000,000 additional shares will be authorized under the 2021 Plan, which when added to the 739,488 shares under the 2018 Plan that remain available for issuance as of the date the 2021 Plan was approved by the Board equals a total of 3,739,488 shares authorized under the 2021 Plan, subject to adjustment only to reflect stock splits and similar events and without giving effect to any shares that may again become available for issuance as a result of the share recycling provisions described below shares with respect to awards granted under the 2018 Plan). Shares subject to awards granted under the 2018 Plan or the 2021 Plan that are subject to stock options or stock appreciation rights that are cancelled without exercise, subject to awards that are forfeited or repurchased, subject to awards that terminate without shares being issued or shares surrendered pursuant to an exchange program approved by stockholders are returned to the pool of shares available for grant and issuance under the 2021 Plan. Shares withheld to pay the exercise or purchase price or to satisfy tax withholding obligations, shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right or shares repurchased with the proceeds of an option exercise price may not again be made available for grant and issuance under the 2021 Plan. Awards issued as stock options or stock appreciation rights are counted in full against the number of shares available for award under the 2021 Plan, regardless of the number of shares actually issued upon exercise of the award. Any stock options or stock appreciation rights granted under the 2021 Plan will reduce the pool available for award grants on a 1:1 ratio, however, any other type of award will reduce the pool at a 2.5:1 ratio. Forfeited awards that return back to the 2021 Plan for future grant will return at the same ratio as they reduced the pool initially.
As of the record date, there were a total of 1,330,340 shares subject to all outstanding equity awards, including 1,330,340 shares subject to outstanding equity awards under the 2018 Plan and the 2011 Plan, consisting of:
506,379 shares subject to all outstanding option awards with a weighted average exercise price of $22.7851 and a weighted average remaining contractual term of 3.4 years; and
823,961 shares subject to all outstanding full-value equity awards (including 248,632 shares issuable at target performance under performance-based awards), all of which are restricted stock units, that had not yet vested.
Award Types:	• Non-qualified and incentive stock options
• Stock appreciation rights
• Restricted stock awards
• Stock bonus awards
• Restricted stock units
• Performance awards

Share Limit on Awards:	Awards with respect to no more than 1,000,000 shares may be granted to any participant under the 2021 Plan during any calendar year, other than new employees, who are eligible to receive awards with respect to up to 2,000,000 shares in the calendar year during which they begin employment.

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Non-Employee Directors:	Under the 2021 Plan, non-employee directors may be granted stock options (other than incentive stock options) and other awards either on a discretionary basis or pursuant to policy adopted by the Board, except that no non-employee director will be eligible to receive awards that exceed $1,000,000 in value in any one calendar year ($1,500,000 in value in the initial calendar year for a new non-employee director).
Vesting; Minimum Periods; Discretionary Vesting:	Vesting schedules are determined by the Compensation Committee when each award is granted. Except as to a maximum of five percent (5%) of the number of shares reserved and available for grant and issuance under the 2021 Plan, any awards that vest on the basis of the participant’s continued service will have a minimum vesting period of one year. In addition, awards generally will not permit discretionary acceleration of vesting except in the case of a participant’s death or disability, in connection with a change of control, upon certain involuntary terminations of employment (other than for cause), or pursuant to the terms of any employment agreements with executive officers or other employees. Notwithstanding the foregoing, upon a qualifying retirement, all unvested shares subject to restricted stock awards held by a participant will become fully vested as of the participant’s retirement date.
Award Terms:	Stock options have a term no longer than ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of Natus’ voting power, which have a term no longer than five years from the date they were granted. Stock appreciation rights have a term no longer than ten years from the date they were granted.
Repricing Prohibited:	Other than in connection with certain corporate transactions or changes to our capital structure, repricing, or reducing the exercise price of outstanding options or stock appreciation rights, or any similar exchange program, is prohibited without stockholder approval under the 2021 Plan. Such prohibited repricing includes canceling, buying out, substituting or exchanging outstanding options or stock appreciation rights in exchange for cash or other awards with an exercise price that is less than the exercise price of the original options or stock appreciation rights.
Recoupment:	Awards (and gains realized with respect to such awards) under the 2021 Plan will be subject to recoupment pursuant to the Natus clawback or recoupment policy or as required by law during a participant’s employment or service.

Method of Payment

The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the administrator and applicable law.

Terms applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the 2021 Plan of stock options or stock appreciation rights may not be less than the closing price of our common stock on the date of grant. On the record date, the closing price of our common stock was $28.07 per share. The term of these awards may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years. The Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards

The Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards. The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards contingent upon continued employment with Natus, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.

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Performance Awards

The 2021 Plan permits the grant of performance-based stock and cash awards, which are awards that provide for the issuance of stock or the payment of cash only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria for these awards may include, among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either Natus as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the compensation committee in the award: profit Before Tax; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; Natus’ stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; bookings; attainment of objective operating goals and employee metrics; and any other metric that is capable of measurement as determined by the Compensation Committee.

Unless otherwise specified by our Compensation Committee (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals and relevant performance criteria at the time the performance goals and relevant performance criteria are established, our Compensation Committee may make adjustments to performance goals and criteria, if it determines appropriate in its sole discretion, to account for changes in law and accounting and to make such adjustments as the Compensation Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of Natus or not within the reasonable control of our management, or (c) a change in accounting standards required by generally accepted accounting principles.

Transferability

Except as otherwise determined by the Compensation Committee, awards granted under the 2021 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution.

Administration

The Compensation Committee will administer the 2021 Plan. Subject to the terms and limitations expressly set forth in the 2021 Plan, the Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. The Compensation Committee may construe and interpret the 2021 Plan and prescribe, amend and rescind any rules and regulations relating to the 2021 Plan.

Amendments

The Board may terminate or amend the 2021 Plan at any time, provided that no action may be taken by the Board (except those described below under “Adjustments”) without stockholder approval to:

•	permit the repricing of outstanding stock options or stock appreciation rights under the 2021 Plan;
•	determine and implement the terms and conditions of any award transfer program under the 2021 Plan; or
•	otherwise implement any amendment to the 2021 Plan required to be approved by stockholders.

Adjustments

If the number of outstanding shares is changed by an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, spin-off, reclassification or similar change of our capital structure without consideration, (i) the number of shares available for future grant under the 2021 Plan, (ii) the number of shares subject to outstanding awards under the 2021 Plan, (iii) the exercise price of outstanding stock options and of stock appreciation rights granted under the 2021 Plan, (iv) the maximum number of shares that may be issued subject to incentive stock options under the 2021 Plan, and (v) the maximum number of shares to be issued to an individual or new employee in any calendar year under the 2021 Plan shall be proportionally adjusted, subject to any required action by the Board or our stockholders and in compliance with applicable securities laws. No fraction of shares may be issued following any adjustment.

Certain Transactions

In the event of a change of control, sale of all or substantially all of the assets of the Natus or other similar corporate transaction, all outstanding awards will be subject to the agreement governing such merger, asset sale or other similar corporate transaction.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, or the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either continue, assume or substitute the shares subject to the award pursuant to the terms of the 2021 Plan, unless otherwise determined by the Compensation Committee, the outstanding awards shall vest and become exercisable as to 100% of the shares subject thereto contingent upon the consummation of such corporate transaction, and for any performance awards or awards subject to a performance factor, such awards will be deemed to have achieved the performance metrics at the target level. Notwithstanding the foregoing, in the event of a change of control, sale of all or substantially all of the assets or other similar corporate transaction, all awards granted to non-employee directors will vest and become exercisable in full prior to the consummation of such corporate transaction.

Insider Trading Policy

Each participant that receives an award under the 2021 Plan must comply with our insider trading policy.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2021 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2021 Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than incentive stock options). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an incentive stock option (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option (an “ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares acquired pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares acquired pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2021 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units (including those subject to performance-based vesting). The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

New Plan Benefits

No awards under the 2021 Plan have been granted to date. Because future awards under the 2021 Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2018 Plan during the 2020 fiscal year. The number of performance-based restricted stock units (PSUs and MSUs) listed in the table below is based on the maximum number of shares of common stock that may be delivered under the awards, assuming the applicable performance conditions are achieved at maximum levels of achievement.

Name and Position	Number of Stock Options	Number of Restricted Stock Units	Number of Performance-Based Restricted Stock Units
Jonathan A. Kennedy, President and Chief Executive Officer;	-	42,101	84,200
B. Drew Davies, Executive Vice President and Chief Financial Officer	-	13,013	26,026
Austin F. Noll, III, Executive Vice President and Chief Commercial Officer	72,534	16,075	10,716
D. Christopher Chung, M.D., Vice President of Quality, Regulatory Affairs and Chief Medical Officer	47,147	10,334	6,888
Executive Group	119,681	81,523	127,830
Non-Executive Director Group	-	46,748	-
Non-Executive Officer Employee Group	137,815	109,592	15,308

Vote Required

The 2021 Plan will be approved upon the affirmative vote of a majority of the votes cast on the proposal.

Recommendation

The Board recommends that you vote “FOR” the approval of the Natus Medical Incorporated 2021 Equity Incentive Plan.

Equity Compensation Plan Information

The following table sets forth information about the number of shares of common stock that can be issued under our 2018 Equity Incentive Plan, our 2011 Stock Awards Plan and our 2011 Employee Stock Purchase Plan as of December 31, 2020.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, Awards and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, Awards and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	544,030	$23.94	1,863,120
Equity compensation plans not approved by security holders	-	-	-
Total	544,030	$23.94	1,863,120

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives’ interests with those of shareholders by rewarding performance, with the ultimate objective of improving shareholder value. Our Compensation Committee also seeks to ensure that we maintain our ability to attract and retain superior employees in key positions and that the compensation provided to our executive officers remains competitive relative to the compensation paid to similarly situated executives of a selected group of our peer companies and the broader marketplace from which we recruit and compete for talent.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

We urge shareholders to read the “Compensation Discussion and Analysis”, which describes in more detail how our executive compensation policies and procedures are designed and operate to achieve our compensation and strategic objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative. The Compensation Committee and the Board believe that the policies, procedures, and compensation programs described in these sections have contributed to the Company’s long-term performance.

We are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement, is hereby approved by shareholders.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers. Our current policy is to provide our shareholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting. It is expected that the next such vote will occur at the 2022 annual meeting.

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Other

AUDIT MATTERS

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP (“KMPG”), an independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2021.

•	Shareholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, our Restated Certificate of Incorporation, our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider retaining KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Natus and its shareholders.

Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

KPMG has been our independent registered public accounting firm since 2014, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously through the 2020 fiscal year.

The Audit Committee maintains oversight over KPMG by holding regular private sessions with KPMG, performing annual evaluations, reviewing KPMG’s proposed audit scope, approach and independence, obtaining, on a periodic basis, a statement from the independent registered public accounting firm regarding the relationships and services with us that may affect independence, discussing the financial statements and audit findings, including any significant adjustments and new accounting policies, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement. A new lead audit partner was transitioned on to our account for the 2019 audit year and continues to lead the audit of our company currently.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Principal Accountants. During 2020 and 2019, KPMG was retained to provide services in the following categories and amounts:

	2020	2019

Audit Fees	$2,597,699	$3,284,147
Audit-Related Fees	$2,378	$5,285
Tax Fees	$104,273	$80,169
All Other Fees	$3,560	$3,560

Audit Fees. Amounts paid under “Audit Fees” include aggregate fees for the audit of our annual consolidated financial statements and the effectiveness of internal controls over financial reporting, the three quarterly reviews of the Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.

Audit-Related Fees. Amounts paid under “Audit-Related Fees” were for miscellaneous audit and consulting services.

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Tax Fees. Amounts paid under “Tax Fees” in 2020 were for tax compliance ($103,496) and other tax services (including tax planning and tax advice) ($777), and in 2019 were for tax compliance ($42,249) and other tax services (including tax planning and tax advice) ($37,921).

All Other Fees. Amounts paid under “All Other Fees” in 2020 and 2019 included fees for online research tools.

Pre-Approval of Services. The Audit Committee is responsible for pre-approving audit and non-audit services provided by our independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has the sole authority to approve all audit engagement fees and terms and all non-audit engagements. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All audit and non-audit services performed by KPMG in 2020 and 2019 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors who are independent under the applicable rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Audit Committee assists the Board in its oversight of the Company’s financial reporting process and administration of corporate policy in matters of accounting and financial controls.

The Board has adopted a written Audit Committee Charter. As stated in the charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements. The Company’s accounting and financial reporting principles and internal controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee appoints the independent registered public accounting firm and periodically reviews their performance and independence from management and pre-approves all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee functions as the liaison with the independent registered public accounting firm, who are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with accounting principles generally accepted in the United States, and also expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In the performance of its oversight function, the Audit Committee has done the following:

•	Reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;
•	Discussed with the independent registered public accounting firm any matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC;
•	Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the SEC and the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and
•	Discussed with the independent registered public accounting firm the firm’s independence.

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Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

The Audit Committee:

Alice D. Schroeder

Thomas J. Sullivan

Ilan Daskal (Chair)

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Deadline for Receipt of Shareholder Proposals and Director Nominations for the 2021 Annual Meeting

Proposals for Inclusion in Proxy Materials. In order for a shareholder proposal to be eligible for inclusion in our proxy statement for the 2022 annual meeting, the written proposal must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than December 30, 2021 and must comply with the requirements of the Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in Proxy Materials. Under the Company’s proxy access right, a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of the Board for inclusion in our proxy statement, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a shareholder to nominate a director for election to the Board for inclusion in our proxy statement for the 2022 annual meeting, written notice must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than November 30, 2021 and no later than December 30, 2021. However, if the date of the 2022 annual meeting is a date that is not within 30 calendar days before or after June 17, 2022 (the anniversary date of the Annual Meeting), written notice must be received by the later of 180 days prior to the date of the 2022 annual meeting or the close of business on the 10th calendar day after the day on which public disclosure of the date of the 2022 annual meeting is made. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements, can be found in Section 2.13 of Article 2 of our Bylaws.

Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials. In order for a shareholder to present a proposal or nominate a director for election to the Board at our 2022 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2022 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than April 17, 2022. However, if the date of the 2022 annual meeting is a date that is not within 30 calendar days before or after June 16, 2022 (the anniversary date of the Annual Meeting), written notice must be received within a reasonable time before we begin the solicitation of proxies for the 2022 annual meeting. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2.3 of Article 2 (with respect to shareholder proposals) and Section 2.13 of Article 2 (with respect to director nominations) of our Bylaws.

Our Bylaws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2022 annual meeting. Shareholders should contact the Corporate Secretary of the Company in writing at 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566 to obtain additional information as to the proper form and content of shareholder nominations or proposals.

Directors and Officers Indemnification. Pursuant to our Bylaws, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.

Delinquent Section 16(a) Reports. Section 16(a) of the Securities Exchange Act requires Natus’ directors, officers and persons who own more than 10% of a registered class of Natus’ securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of the reporting forms and

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representations of its directors and officers, Natus believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis.

Employee, Officer and Director Hedging. The Company’s Insider Trading policy prohibits hedging transactions by officers, directors and employees.

Related Persons Transactions. Under the Audit Committee charter, the Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by Natus or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” The Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction.

Additional Information. Our Bylaws, Board Governance Guidelines and charters of each of the Audit Committee, Compensation Committee, Nominating & Governance Committee, and Compliance & Quality Committee are posted on our website at www.natus.com under “Investors - Governance.” Our Code of Business Conduct and Ethics (applicable to all of the Company’s employees, executive officers and directors) is posted at www.natus.com under “Governance.”

Annual Report on Form 10-K. The Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2020 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Natus Medical Incorporated Attention: Corporate Secretary, 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566.

Delivery of Proxy Materials. We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a shareholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Broadridge ICS, either by calling toll-free 800-542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Upon such request, we will promptly deliver a separate copy of the annual report and/or, as applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of the materials. Any shareholders who share the same address and currently receive multiple copies of our proxy materials or annual report who wish to receive only one copy in the future can contact their broker, trustee or other nominee to request information about householding.

By Order of the Board,

Douglas Balog

Interim General Counsel

ALL SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY

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ATTACHMENT 1

NATUS MEDICAL INCORPORATED

2021 EQUITY INCENTIVE PLAN

1.                     PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28. This Plan supersedes and replaces the 2018 Equity Incentive Plan (the “Prior Plan”).

2.                      SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of this Plan by the Board, consists of an additional 3,000,000 shares, which when added to the 739,488 shares under the Prior Plan equals a total of 3,739,488 Shares. For each Award, other than an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by 2.5. For each Share underlying an Award that is an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by one.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan or Prior Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award, Shares withheld to satisfy the tax withholding obligations related to an Award or Shares repurchased by the Company for any reason other than Shares repurchased at their original issue price, in each case will not become available for future grant or sale under this Plan. Any Shares withheld shall not again be made available for Awards under the Plan. Except as otherwise provided above, to the extent that any Award is forfeited, repurchased or terminates without Shares being issued, Shares may again be available for issuance under this Plan. Shares, including Shares underlying awards granted under the Prior Plan, that return to the pool of Shares available for grant and issuance under this Plan as set forth herein, will return to the pool in the following manner: if upon grant the Shares subject to such Awards decreased the pool of Shares available for issuance on a one-to-one basis, such Awards will be returned to the pool of Shares on a one-to-one basis and if upon grant the Shares subject to such Awards decreased the pool of Shares available for issuance on a 2.5-to-1 basis, such Awards will be returned to the pool of Shares on a 2.5-to-1 basis. Shares withheld from an Award to pay the purchase price for an Award or applicable taxes shall not be returned to the pool of Shares available for grant hereunder. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Limitations. No more than 8,400,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 and 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

2.6 Vesting Restriction. Awards shall not provide for any initial vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may provide Awards without vesting restrictions of Awards prior to twelve (12) months from grant of Awards representing up to an aggregate of five percent (5%) of the Shares reserved for grant and issuance under the Plan pursuant to Section 2.1, except that this vesting restriction and the calculation of 5% of the Shares will not apply retroactively to any Shares that were reserved and available for grants under the Prior Plan.

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2.7 Acceleration Restriction. The Committee generally will not permit the discretionary acceleration of vesting of Awards. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of Awards: (i) in the event of the Participant’s death or Disability, (ii) in connection with a Change of Control, (iii) in the event the Participant is involuntarily Terminated other than for cause; (iv) pursuant to an employment agreement or related agreement between the Company and the Participant providing for equity acceleration; and/or (v) in connection with the Participant’s qualified retirement from the Company.

3.             ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than One Million (1,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to be granted up to a maximum of Two Million (2,000,000) Shares in the calendar year in which they commence their employment.

4.             ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

c)	select persons to receive Awards;

d)	determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, subject to Section 2.6, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, subject to Section 2.6, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

e)	determine the number of Shares or other consideration subject to Awards;

f)	determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

g)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

h)	grant waivers of Plan or Award conditions;

i)	determine the vesting, exercisability and payment of Awards;

j)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

k)	determine whether an Award has been earned;

l)	reduce or waive any criteria with respect to Performance Factors;

m)	adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships , including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles; and

64	Natus Medical Incorporated | 2021 Proxy Statement

n)	adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan and any country addenda to the Award Agreements) relating to the operation and administration of this Plan to accommodate grants to participants residing outside of the United States and comply with the requirements of local law and procedures;

o)	make all other determinations necessary or advisable for the administration of this Plan; and

p)	delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5 Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in countries other than the United States in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide services to the Company, Subsidiary under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals who are located outside the United States or who are foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent determined necessary or advisable by the Committee and provided that (a) no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof and (b) in such instance, such subplans and/or modifications shall be attached to this Plan as appendices; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Award shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

5.             OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who,

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at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to vest and become exercisable at one time or from time to time, periodic ally or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement, subject to the terms and conditions of this plan. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

a)        If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

b)       If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

c)       If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

d)       If the Participant is terminated by the Company for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

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5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. Except as otherwise provide in this Plan, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Except as permitted by Section 18 of the Plan with respect to required stockholder approval, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.11 Termination Date. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Termination Date.

6.             RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price plus payment or provision for applicable withholding taxes, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and ( c ) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria. The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

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6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.            STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. As determined in the sole discretion of the Committee, a Stock Bonus Award may be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value (as of the date of payment) of the Shares earned under a Stock Bonus Award.

7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.            STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

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8.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.            RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.          PERFORMANCE AWARDS.

10.1 Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3 Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock. The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

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10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.          PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

a)	by cancellation of indebtedness of the Company to the Participant;

b)	by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

c)	by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

d)	by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

e)	by any combination of the foregoing; or

f)	by any other method of payment as is permitted by applicable law.

Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.

12.          GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Non- Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12. No Non-Employee Director may receive Awards under the Plan that, exceeds (x) $1,000,000 in value (as described below) in a calendar year for continuing directors, or (y) $1,500,000 in value (as described below) in the initial calendar year for a new Non-Employee Director. The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black - Scholes valuation methodology on the date of grant of such Option or SAR and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant or (ii) calculating the product using an average of the Fair Market Value over a number of trading days. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.2.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4 Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or in a combination thereof, as determined by the Board. Such Awards shall be issued under this Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13.          WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international

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withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant.

13.2 Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) ( i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company Shares having a Fair Market Value equal to the amount determined to be withheld, which may each be calculated by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws, or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.          TRANSFERABILITY.

14.1 Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

14.2 Beneficiaries. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by such Participant in writing with the Company during such Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at such Participant’s death shall be paid to or exercised by such Participant’s executor, administrator, or legal representative

15.          PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any dividends or Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares subject to such Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited; provided, that under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR and provided, further, that no Dividend Equivalent Right shall be paid with respect to Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination

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Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.          CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.         ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.         EXCHANGE AND BUYOUT OF AWARDS. An exchange program, including but not limited to any repricing of Options or SARs, is not permitted without prior stockholder approval. Repricing is defined as (i) amending the terms of outstanding Options or SARs to reduce the exercise price, substituting or exchanging outstanding Options or SARs with or for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (ii) buying out or exchanging Options or SARs with an exercise price that is above the then-current fair market value of the Shares for cash or other Awards (unless the exchange is in connection with a merger, acquisition or other transaction). The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.         SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.         NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.         CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under this Plan shall be subject to the documentation evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.

a)	The continuation of an outstanding Award by the Company (if the Company is the successor entity).

b)	The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

72	Natus Medical Incorporated | 2021 Proxy Statement

c)	The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of an equivalent award with substantially the same terms for such outstanding Award (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

d)	A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over ( ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and such payment may be subject to vesting based on the Participant’s continuing such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re- acquire or forfeiture rights to such successor or acquiring corporation. Notwithstanding the foregoing, solely upon a Corporate Transaction in which the successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, all Awards granted under this Plan shall accelerate in full as of the time of consummation of the Corporate Transaction, and for any Performance Awards or Awards subject to Performance Factor, such Awards will be deemed to have achieve performance metric at the target level. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.

21.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non- Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.          ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.          TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards

Natus Medical Incorporated | 2021 Proxy Statement	73

granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24.          AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.          NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.           INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.          ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.           DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Natus Medical Incorporated, or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then- outstanding voting securities; provided, however, that for purposes of this subclause

74	Natus Medical Incorporated | 2021 Proxy Statement

(i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction ; ( ii) the consummation of the sale, transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

Notwithstanding the foregoing, a Corporate Transaction shall not be deemed to result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction the sole purpose of which is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date the amended and restated Plan is approved by the stockholders of the Company which shall be within twelve (12) months of the approval of the Plan by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:

1.	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to

Natus Medical Incorporated | 2021 Proxy Statement	75

trading as reported in the composite tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date;

2.	if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

3.	by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“IRS” means the United States Internal Revenue Service.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

a)	Profit Before Tax;

b)	Billings;

c)	Revenue;

d)	Net revenue;

e)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);

f)	Operating income;

g)	Operating margin;

h)	Operating profit;

i)	Controllable operating profit, or net operating profit;

j)	Net Profit;

k)	Gross margin;

l)	Operating expenses or operating expenses as a percentage of revenue;

m)	Net income;

n)	Earnings per share;

o)	Total stockholder return;

p)	Market share;

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q)	Return on assets or net assets;

r)	The Company’s stock price;

s)	Growth in stockholder value relative to a pre-determined index;

t)	Return on equity;

u)	Return on invested capital;

v)	Cash Flow (including free cash flow or operating cash flows)

w)	Cash conversion cycle;

x)	Economic value added;

y)	Individual confidential business objectives;

z)	Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research and development milestones;

(ii) Improvements in productivity;

(jj) Bookings; and

(kk) Attainment of objective operating goals and employee metrics; and

(ll) Any other metric that is capable of measurement as determined by the Committee.

“Performance Period” means the period of service determined by the Committee, not less than one (1) year and not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law , brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests

“Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

“Plan” means this Natus Medical Incorporated 2018 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

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“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension or adjustment of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

* * *

78	Natus Medical Incorporated | 2021 Proxy Statement

natus

NATUS MEDICAL INCORPORATED
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY INTERNET AT THE MEETING - www.viewproxy.com/natus/2021

Attend the meeting via the Internet and vote during the meeting provided certain requirements are met. Registration is required at www.viewproxy.com/natus/2021 by 8:00 A.M. ET on June 15, 2021.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52775-P54841

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATUS MEDICAL INCORPORATED

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Ilan Daskal	☐	☐	☐
1b. Lisa Wipperman Heine	☐	☐	☐
1c. Jonathan A. Kennedy	☐	☐	☐
1d. Joshua H. Levine	☐	☐	☐
1e. Barbara R. Paul	☐	☐	☐
1f. Alice D. Schroeder	☐	☐	☐
1g. Thomas J. Sullivan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 4.	**For**	**Against**	**Abstain**
2. Approval of the Natus Medical Incorporated 2021 Equity Incentive Plan.	☐	☐	☐
3. Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement.	☐	☐	☐
4. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31 , 2021.	☐	☐	☐

NOTE: Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D52776-P54841

NATUS MEDICAL INCORPORATED
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
June 16, 2021 8:00 AM

The stockholder(s) hereby appoint(s) Jonathan A. Kennedy and B. Drew Davies, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NATUS MEDICAL INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, June 16, 2021, at 8:00 a.m., PT, via virtual meeting at **www.viewproxy.com/natus/2021**. Stockholders must register to attend the virtual meeting at **www.viewproxy.com/natus/2021**, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side